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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     September 28, 2001

                            CHURCH & DWIGHT CO., INC.
             (Exact name of registrant as specified in its charter)

          Delaware                  1-10585                     13-4996950
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)

      469 North Harrison Street, Princeton, New Jersey                 08543
         (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code            (609) 683-5900

                                       N/A
         (Former name and former address, if changed since last report.)




           POTENTIAL PERSONS WHO ARE TO RESPOND TO THE
           COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE
           NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A
           CURRENTLY VALID OMB CONTROL NUMBER.                    SEC 873 (1/99)

Church & Dwight Co., Inc. is filing this amendment to its current report on Form 8-K filed October 12, 2001 to amend Item 7, Financial Statements and Exhibits, therein. Item 7 is hereby amended as follows:

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.


(i)  Carter-Wallace, Inc. -- Consumer Business Excluding
     Antiperspirant/Deodorant Products in the United States and Canada and Pet Products

AUDITED ANNUAL COMBINED FINANCIAL STATEMENTS

Independent Auditors' Report....................................................  3
Combined Statements of Net Assets to be Sold as of March 31, 2001 and 2000......  4
Combined Statements of Revenues and Expenses for the Years Ended
    March 31, 2001, 2000 and 1999 ..............................................  6
Combined Statements of Changes in Net Assets and Comprehensive Earnings for the
    Years Ended March 31, 2001, 2000 and 1999...................................  7
Combined Statements of Cash Flows for the Years Ended March 31, 2001,
    2000 and 1999 ..............................................................  8
Notes to Combined Statements....................................................  9

UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

Combined Statements of Net Assets to be Sold as of June 30, 2001................ 28
Combined Statements of Revenues and Expenses for the Three Months Ended
     June 30, 2001 and 2000 .................................................... 30
Combined Statements of Changes in Net Assets and Comprehensive Earnings for the
    Three Months Ended June 30, 2001 and 2000................................... 31
Combined Statements of Cash Flows for the Three Months Ended June 30, 2001
    and 2000 ................................................................... 32
Notes to Unaudited Combined Statements.......................................... 33

(ii) Carter-Wallace, Inc. -- Consumer Business - Antiperspirant/Deodorant
     Products in the United States and Canada and Pet Products

AUDITED ANNUAL COMBINED FINANCIAL STATEMENTS

Independent Auditors' Report.................................................... 42
Combined Statements of Net Assets to be Sold as of March 31, 2001 and 2000...... 43
Combined Statements of Revenues and Expenses for the Years Ended March 31,
    2001, 2000 and 1999 ........................................................ 45
Combined Statements of Changes in Net Assets and Comprehensive Earnings for the
    Years Ended March 31, 2001, 2000 and 1999................................... 46
Combined Statements of Cash Flows for the Years Ended March 31, 2001, 2000
    and 1999 ................................................................... 47
Notes to Combined Statements.................................................... 48

UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

Combined Statements of Net Assets to be Sold as of June 30, 2001................ 58
Combined Statements of Revenues and Expenses for the Three Months Ended June 30,
    2001 and 2000 .............................................................. 60
Combined Statements of Changes in Net Assets and Comprehensive Earnings for the
    Three Months Ended June 30, 2001 and 2000................................... 61
Combined Statements of Cash Flows for the Three Months Ended June 30, 2001 and
    2000 ....................................................................... 62
Notes to Unaudited Combined Statements.......................................... 63

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Carter-Wallace, Inc.:

         We have audited the accompanying combined statements of net assets to be sold of Carter-Wallace, Inc. Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products as of March 31, 2001 and 2000, and the related combined statements of revenues and expenses, changes in net assets and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2001. These combined statements are the responsibility of the Consumer Business management. Our responsibility is to express an opinion on these combined statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As described in and to the extent of note 1, the accompanying combined statements were prepared to present the net assets to be sold of Carter-Wallace, Inc. Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products as of March 31, 2001 and 2000, and the related combined statements of revenues and expenses, changes in net assets and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2001, pursuant to the Asset Purchase Agreement between Carter-Wallace, Inc. and Armkel, LLC and the Product Line Purchase Agreement between Armkel, LLC and Church & Dwight Co.

         In our opinion, the accompanying combined statements referred to above present fairly, in all material respects, the net assets to be sold of Carter-Wallace, Inc. Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products as of March 31, 2001 and 2000, and its revenues and expenses and its cash flows for each of the years in the three-year period ended March 31, 2001, pursuant to the Asset Purchase Agreement between Carter-Wallace, Inc. and Armkel, LLC and the Product Line Purchase Agreement between Armkel, LLC and Church & Dwight Co. referred to in note 1, in conformity with accounting principles generally accepted in the United States of America.

                                    KPMG LLP


June 27, 2001

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                  COMBINED STATEMENTS OF NET ASSETS TO BE SOLD

                                                                                                   MARCH 31,    MARCH 31,
                                                                                                      2001        2000
                                                                                                      ----        ----
                                                                                                      (IN THOUSANDS)

                                             ASSETS

Current assets:
     Cash and cash equivalents................................................................       $12,836      8,026
     Accounts receivable -- trade, less allowances of $4,089 and $3,843 at March
        31, 2001 and 2000, respectively.......................................................        84,806     78,928
     Other receivables........................................................................         3,883      3,627
     Inventories:
          Finished goods......................................................................        37,809     36,045
          Work in process.....................................................................         8,634     10,700
          Raw materials and supplies..........................................................        14,046     14,631
                                                                                                    --------    -------
                                                                                                      60,489     61,376
     Deferred taxes...........................................................................         6,281      4,947
     Prepaid expenses and other current assets................................................         6,031      5,638
                                                                                                    --------    -------
               Total current assets...........................................................       174,326    162,542
                                                                                                    --------    -------
Property, plant, and equipment at cost:
      Land....................................................................................         2,521      2,580
     Buildings and improvements...............................................................       105,666    102,823
     Machinery, equipment, and fixtures.......................................................       117,513    115,758
     Leasehold improvements...................................................................         4,721      5,371
                                                                                                    --------    -------
                                                                                                     230,421    226,532
     Accumulated depreciation and amortization................................................       117,497    109,040
                                                                                                    --------    -------
                                                                                                     112,924    117,492
                                                                                                    --------    -------
Intangible assets:
     Excess of purchase price of businesses acquired over the net assets at date of
        acquisition, less amortization........................................................        53,769     57,382
     Patents, trademarks, contracts, and formulae, less amortization..........................        26,560     28,606
                                                                                                    --------    -------
                                                                                                      80,329     85,988
                                                                                                    --------    -------
Other assets .................................................................................         3,624      3,436
                                                                                                    --------    -------
               Total assets...................................................................      $371,203    369,458
                                                                                                    ========    =======

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS


                  COMBINED STATEMENTS OF NET ASSETS TO BE SOLD

                                                                                                   MARCH 31,     MARCH 31,
                                                                                                     2001          2000
                                                                                                     ----          ----
                                                                                                       (IN THOUSANDS)

                             LIABILITIES AND NET ASSETS TO BE SOLD

Current liabilities:
     Accounts payable........................................................................       $ 41,180       36,930
     Accrued expenses........................................................................         32,877       31,171
     Notes payable...........................................................................          6,358        5,287
     Taxes on income.........................................................................          4,621        2,635
                                                                                                    --------      -------
               Total current liabilities.....................................................         85,036       76,023
                                                                                                    --------      -------
Long-term liabilities:
     Long-term debt..........................................................................         17,921       21,541
     Accrued postretirement benefit obligation in Canada.....................................          2,560        2,883
     Other long-term liabilities.............................................................          6,693        6,723
     Deferred tax liability..................................................................          3,231        2,791
                                                                                                    --------      -------
               Total long-term liabilities...................................................         30,405       33,938
                                                                                                    --------      -------
               Total liabilities.............................................................        115,441      109,961
Net assets to be sold........................................................................        255,762      259,497
                                                                                                    --------      -------
               Total liabilities and net assets to be sold...................................       $371,203      369,458
                                                                                                    ========      =======












                 See accompanying notes to combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS


                  COMBINED STATEMENTS OF REVENUES AND EXPENSES

                                                                                  YEAR ENDED    YEAR ENDED     YEAR ENDED
                                                                                  MARCH 31,      MARCH 31,      MARCH 31,
                                                                                     2001          2000           1999
                                                                                     ----          ----           ----
                                                                                               (IN THOUSANDS)

Net sales....................................................................      $435,538        412,929        360,611
Cost of goods sold...........................................................       159,515        160,308        141,958
                                                                                   --------         ------         ------
     Gross profit............................................................       276,023        252,621        218,653
                                                                                   --------         ------         ------
Operating expenses:
     Advertising and promotion...............................................        92,312         84,881         73,102
     Marketing and other selling.............................................        49,813         51,713         46,171
     Distribution expense....................................................        14,938         14,724         13,399
     Research and development................................................         7,866          8,785          8,451
     General and administrative..............................................        22,667         22,656         22,514
     Interest expense........................................................         1,277          1,497          1,258
     Interest income.........................................................          (497)          (394)          (479)
     Other expense, net......................................................         1,392          2,639            999
                                                                                   --------         ------         ------
                                                                                    189,768        186,501        165,415
                                                                                   --------         ------         ------
     Revenues in excess of expenses before provision for taxes on
        income...............................................................        86,255         66,120         53,238
Provision for taxes on income................................................        36,329         25,669         21,889
                                                                                   --------         ------         ------
     Revenues in excess of expenses..........................................      $ 49,926         40,451         31,349
                                                                                   ========         ======         ======












                 See accompanying notes to combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS


                        COMBINED STATEMENTS OF CHANGES IN
                      NET ASSETS AND COMPREHENSIVE EARNINGS

                                                                             YEAR ENDED        YEAR ENDED       YEAR ENDED
                                                                              MARCH 31,         MARCH 31,        MARCH 31,
                                                                                2001              2000             1999
                                                                                ----              ----             ----
                                                                                            (IN THOUSANDS)

Amount at beginning of year.............................................       $259,497           238,397         230,156
Revenues in excess of expenses..........................................         49,926            40,451          31,349
Foreign currency translation adjustments................................         (8,223)           (3,695)         (3,092)
                                                                               --------           -------         -------
Comprehensive earnings..................................................         41,703            36,756          28,257
Cash and other transfers to Carter-Wallace, Inc.........................        (45,438)          (15,656)        (20,016)
                                                                               --------           -------         -------
Amount at end of year...................................................       $255,762           259,497         238,397
                                                                               ========           =======         =======
















                 See accompanying notes to combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS


                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                        MARCH 31,    MARCH 31,    MARCH 31,
                                                                                          2001         2000         1999
                                                                                          ----         ----         ----
                                                                                                  (IN THOUSANDS)

Cash flows from operating activities:
   Revenues in excess of expenses.................................................      $49,926       40,451       31,349
   Adjustments to reconcile revenues in excess of expenses to cash flows from operations:
     Depreciation and amortization................................................        8,615        7,684        6,592
     Amortization of excess of purchase price of businesses acquired over the net assets at date of acquisition, patents, trademarks, contracts, and
        formulae..................................................................        2,930        3,500        3,432
     Other changes in assets and liabilities:
        (Increase) decrease in accounts receivable and other receivables..........      (10,524)     (13,868)         621
        Increase in inventories...................................................       (1,575)     (11,537)      (7,176)
        Increase in prepaid expenses..............................................         (697)      (1,569)        (658)
        Increase in accounts payable and accrued expenses.........................       11,941        5,304       10,523
        (Increase) decrease in deferred taxes.....................................         (894)      (4,303)         511
        Other changes.............................................................       (1,312)      (1,505)     (2,028)
                                                                                      ---------    ---------    ---------
          Cash flows provided by operating activities.............................       58,410       24,157       43,166
                                                                                      ---------    ---------    ---------
Cash flows used in investing activities:
   Additions to property, plant, and equipment -- net of acquisitions.............      (11,370)     (15,216)     (14,803)
   Cash paid for acquisitions.....................................................           --           --      (18,762)
   (Increase) decrease in short-term investments..................................           --          313         (313)
   Proceeds from sale of property, plant, and equipment...........................        1,443        1,025          371
                                                                                      ---------    ---------    ---------
          Cash flows used in investing activities.................................       (9,927)     (13,878)     (33,507)
                                                                                      ---------    ---------    ---------
Cash flows used in financing activities:
   Payments of debt...............................................................       (3,596)      (5,008)      (7,089)
   Cash transferred to Carter-Wallace, Inc........................................      (41,697)     (11,802)     (17,299)
   Increase in borrowings.........................................................        2,173        2,781       17,385
                                                                                      ---------    ---------    ---------
          Cash flows used in financing activities.................................      (43,120)     (14,029)      (7,003)
                                                                                      ---------    ---------    ---------
Effect of foreign exchange rate changes on cash and cash equivalents..............         (553)        (522)        (603)
                                                                                      ---------    ---------    ---------
          Increase (decrease) in cash and cash equivalents........................       $4,810       (4,272)       2,053
                                                                                      =========    =========    =========




                 See accompanying notes to combined statements.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

(1)      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         On May 7, 2001, Carter-Wallace, Inc. (the "Company") entered into definitive agreements for the sale of the Company in a two-step transaction. In accordance with an Asset Purchase Agreement, the Company will first sell the net assets and business of the Company's Consumer Business, as defined in the Asset Purchase Agreement, to Armkel, LLC ("Armkel") for $739 million, less certain debt outstanding. Armkel is jointly owned by two private investment funds formed by Kelso & Company L.P. and by Church & Dwight Co. Such funds will be paid directly to the Company. Pursuant to an Agreement and Plan of Merger, immediately following the sale of the Consumer Business, the buying group will offer to purchase the Company's outstanding common stock and Class B common stock for $20.30 per share subject to certain closing adjustments. CPI Development Corporation, a private holding company that controls approximately 83% of the voting power of the Company has entered into an agreement to vote in favor of the merger, subject to certain limited exceptions. The aggregate consideration from both parts of the transaction is estimated to be $1.121 billion, less approximately $160 million of corporate taxes to be paid on the sale of the Consumer Business. Each agreement is conditioned on the other, so one will not be completed without the other.

         The asset sale and merger have been approved by the Board of Directors of each party to the agreement and are subject to certain conditions, including a financing condition for each buyer, various regulatory approvals, and the approval of the Company's stockholders.

         Under a separate Product Line Purchase Agreement effective May 7, 2001, as amended, Church & Dwight Co. will acquire the antiperspirant/deodorant products business in the United States and Canada and the pet products business from Armkel. Excluded from this transaction are the antiperspirants/deodorants product business in the United Kingdom and Australia.

         Products sold domestically by this component of the Consumer Business primarily include condoms, at-home pregnancy and ovulation test kits, hair removal products, and tooth-whitening products. These products are promoted directly to the consumer by television and other advertising media and are sold to wholesalers and various retailers. Many of the products sold by foreign subsidiaries are the same products which are sold domestically, as well as certain other products which are sold exclusively in international markets. Products are sold throughout the world by various subsidiaries and distributors.

         The accompanying combined statements pertain to the Consumer Business of the Company -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products and have been prepared pursuant to the Asset Purchase Agreement and Product Line Purchase Agreement in accordance with accounting principles generally accepted in the United States of America. All significant intercompany transactions have been eliminated. This component of the Consumer Business has no separate legal status and operates as an integral part of the Company's Consumer Business which operates as an integral part of Carter-Wallace, Inc. overall operations. These combined statements have been prepared from the historical accounting records of the Company which have been stated on a going-concern basis and do not necessarily reflect liquidity values.

         The accompanying combined statements of revenues and expenses are not necessarily indicative of the costs and expenses that would have been incurred had the component been operated as a stand-alone entity.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

         Certain indirect operating expenses for selling and general and administrative costs of the Consumer Business were allocated to the Carter-Wallace, Inc. Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products based on a percentage of net sales. Such allocated selling and other general and administrative costs for the years ended March 31, 2001, 2000, and 1999 included in the accompanying combined statements amounted to approximately $19,700,000, $19,300,000 and $17,000,000, respectively. Corporate income and expenses of the Company included in this component of the Consumer Business include those items specifically identifiable to this component and allocation, primarily based on usage estimates, of certain other corporate expenses, including accounting, human resources and corporate systems. Corporate expenses allocated to this component of the Consumer Business are costs which benefit and are required for its operations. Certain general corporate expenses of the Company have not been allocated to this component of the Consumer Business because they did not provide a direct or material benefit to this business. In addition, if the Consumer Business had not been a part of the Company during the periods presented, such corporate expenses would not have significantly changed as a result of not having to operate this business. In the opinion of management, these methods of allocating costs are reasonable; however, such costs do not necessarily equal the costs that this component of the Consumer Business would have incurred on a stand-alone basis. Therefore, the financial information included herein may not necessarily reflect assets and liabilities, revenues and expenses, and cash flows of this component of the Consumer Business on a stand-alone basis in the future.

         Certain expenses, such as postretirement benefit costs which are included in the combined statements of revenues and expenses for this component of the Consumer Business, relate to assets and/or liabilities which have not been included in the accompanying combined statements of net assets to be sold of this component of the Consumer Business. Such assets and/or liabilities will be retained by Carter-Wallace, Inc. in accordance with the terms of the definitive sales agreements. In accordance with such agreements, Armkel will assume the liability for 60% of the retiree medical obligations incurred with respect to any specified consumer business employee who terminates employment between May 7, 2001, through the sale closing date. In the opinion of management, these obligations are not expected to be significant.

         This component of the Consumer Business includes only the cash of the foreign subsidiaries, except for Canada where the amount of cash is limited to U.S.$1,000,000.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)      REVENUE RECOGNITION POLICY

         Revenue is recognized when products are shipped.

(b)      USE OF ESTIMATES

         The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual amounts may differ.

(c)      CASH EQUIVALENTS

         Cash equivalents consist of short-term securities with maturities of three months or less when purchased. The carrying value of cash equivalents approximates fair value at March 31, 2001 and 2000.

(d)      INVENTORIES

         Inventories are valued at the lower of cost or market on the first-in, first-out ("FIFO") method, except for certain domestic inventories which are stated at cost on the last-in, first-out ("LIFO") method.

(e)      PROPERTY, PLANT, AND EQUIPMENT

         Depreciation is provided over the estimated useful lives of the assets, principally using the straight-line method. Machinery, equipment, and fixtures are depreciated over a period ranging from 5 to 20 years. Buildings and improvements are depreciated over a period ranging from 20 to 40 years. Leasehold improvements are amortized on a straight-line basis over the life of the related asset or the life of the lease, whichever is shorter.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

Expenditures for renewal and betterments are capitalized. Upon sale or retirement of assets, the appropriate asset and related accumulated depreciation accounts are adjusted and the resultant gain or loss is reflected in earnings. Maintenance and repairs are charged to expense as incurred.

(f)      INTANGIBLE ASSETS

         The excess of purchase price of businesses acquired over the net assets at date of acquisition is assessed to the product or group of products which constitute the business acquired and amortized over no longer than 40 years for amounts relating to acquisitions subsequent to October 31, 1970. The cost of patents, formulae, and contracts is amortized on a straight-line basis over their legal or contractual lives. The cost of trademarks is being amortized over no longer than 40 years for amounts relating to acquisitions subsequent to October 31, 1970. Amounts related to intangible assets acquired prior to October 31, 1970 are not material.

         The policy of the Consumer Business in assessing the recoverability of intangible assets is to compare the carrying value of the intangible asset with the undiscounted cash flow generated by products related to the intangible asset. In addition, the Consumer Business continually evaluates whether adverse developments indicate that an intangible asset may be impaired.

(g)      INCOME TAXES

         The income and expenses for the Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products are included in the tax returns of the Company. The provision for taxes on income is computed as if this component of the Consumer Business was filing income tax returns on a stand-alone basis.

(h)      ADVERTISING AND MARKETING COSTS

         Advertising, promotion, and other marketing costs are charged to earnings in the period in which they are incurred.

(i)      ACCRUED EXPENSES

         Accruals related to certain employee costs such as management bonuses and vacation pay are calculated based upon the proportioned number of employees designated as part of this component of the Consumer Business.

(j)      FOREIGN CURRENCY TRANSLATION

         The assets and liabilities of foreign subsidiaries are translated at the year-end rate of exchange, and income statement items are translated at the average rates prevailing during the year. The effects of foreign exchange gains and losses arising from these translations of assets and liabilities are included as a component of comprehensive earnings.

(k)      NEW ACCOUNTING PRONOUNCEMENTS

         Emerging Issues Task Force Issue No. 00-14, "Accounting for Certain Sales Incentives" ("EITF Issue No. 00-14"), outlines required accounting treatment for certain sales incentives, including manufacturer's coupons. EITF Issue No. 00-14 requires companies to record coupon expense as a reduction of sales, rather than marketing expense. The Consumer Business currently records coupon expense as a component of marketing expense.

         The Consumer Business is required to implement EITF Issue No. 00-14 for the quarter beginning January 1, 2002. It will require the Consumer Business to report coupon expense as a reduction of net sales. Coupon expense in this component of the Consumer Business approximates $3,000,000 per year based on historical amounts, spread relatively evenly throughout the year.

         Issue No. 00-25, "Vendor Income Statement Characterization of Consideration from a Vendor to a Retailer" ("EITF Issue No. 00-25"), outlines required accounting treatment of certain sales incentives, including slotting or placement fees, cooperative advertising arrangements, buydowns, and other allowances. The Consumer Business currently records such costs as marketing expenses. EITF Issue No. 00-25 will require the Consumer

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

Business to report the paid consideration expense as a reduction of sales, rather than marketing expense. The Consumer Business is required to implement EITF Issue No. 00-25 for the quarter beginning January 1, 2002. The Consumer Business has not yet determined the effect of implementing the guidelines of EITF Issue No. 00-25, but, in any case, implementation will not have an effect on net earnings.

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement requires that companies recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." This Statement deferred the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which made minor amendments to SFAS No. 133. The Consumer Business will adopt SFAS No. 133, as amended, effective April 1, 2001. The adoption of this accounting requirement is not expected to have a material effect on the accompanying combined statements.

(3)  PROPERTY, PLANT, AND EQUIPMENT

         Included in property, plant, and equipment are all operating assets related directly to the Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products. These include manufacturing and other facilities in: Cranbury, New Jersey; Colonial Heights, Virginia; Montreal, Canada; Toronto, Canada; Folkestone, England; Milan, Italy; Mexico City, Mexico; and New Plymouth, New Zealand. Specifically excluded from this component of the Consumer Business property, plant, and equipment and the accompanying combined statements is certain vacant land adjacent to the Consumer Business facility in Cranbury, New Jersey and machinery, equipment, and other fixed assets related to antiperspirant/deodorant products in the United States and Canada and pet products. The vacant land will be retained by the Company.

(4)  INVENTORIES

         Inventories computed on the LIFO method comprised 8% and 6% of inventories included in current assets at March 31, 2001 and 2000, respectively. If these inventories had been valued on the FIFO inventory method (which approximates current or replacement costs), total inventories would have been approximately $3,000,000 and $2,700,000 higher than reported at March 31, 2001 and 2000, respectively.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)


(5)      TAXES ON INCOME

         The provision (benefit) for taxes on income was as follows:

                                                                                     YEAR ENDED MARCH 31,
                                                                        -----------------------------------------------
                                                                           2001              2000              1999
                                                                           ----              ----              ----
     Current:
          Domestic...............................................       $26,366,000      $ 18,725,000       $13,232,000
          Foreign................................................        10,117,000         7,285,000         7,041,000
                                                                        -----------      ------------       -----------
                                                                         36,483,000        26,010,000        20,273,000
                                                                        -----------      ------------       -----------
     Deferred:
          Domestic...............................................          (249,000)           (8,000)        1,403,000
          Foreign................................................            95,000          (333,000)          213,000
                                                                        -----------      ------------       -----------
                                                                           (154,000)         (341,000)        1,616,000
                                                                        -----------      ------------       -----------
               Total.............................................       $36,329,000      $ 25,669,000       $21,889,000
                                                                        ===========      ============       ===========



Deferred income taxes are provided for temporary differences between the financial statement and tax bases of the assets and liabilities of this component of the Consumer Business. The temporary differences gave rise to the following deferred tax assets and liabilities at March 31

                                                                                             2001              2000
                                                                                             -----             ----
     Postretirement benefit plans..................................................      $ 1,048,000       $ 1,192,000
     Employee benefit plans........................................................        6,430,000         5,158,000
     Accrued liabilities...........................................................        4,938,000         3,836,000
     Asset valuation accounts......................................................        1,979,000         1,711,000
     All other.....................................................................        3,672,000         3,075,000
                                                                                         -----------      ------------
          Total deferred tax assets................................................       18,067,000        14,972,000
                                                                                         -----------      ------------
     Depreciation..................................................................      (10,428,000)       (9,891,000)
     All other.....................................................................       (4,589,000)       (2,925,000)
                                                                                         -----------      ------------
          Total deferred tax liabilities...........................................      (15,017,000)     $(12,816,000)
                                                                                         -----------      ------------

          Net deferred tax assets..................................................      $ 3,050,000       $ 2,156,000
                                                                                          ===========       ===========

         Realization of the deferred tax assets of this component of the Consumer Business is dependent on generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized. However, the deferred tax assets could be reduced if estimates of future taxable income are lowered.

         Deferred taxes have not been provided on undistributed earnings of foreign subsidiaries. It has been management's practice and intent to reinvest such earnings in the operations of these subsidiaries.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

The effective tax rate of the provision for taxes on income as compared with the U.S. Federal statutory income tax rate was as follows:

                                                                           YEAR ENDED MARCH 31,
                                                --------------------------------------------------------------------------
                                                         2001                      2000                      1999
                                                ----------------------    ----------------------    ----------------------
                                                               % TO                      % TO                      % TO
                                                   TAX        PRETAX         TAX        PRETAX         TAX        PRETAX
                                                 AMOUNT       INCOME       AMOUNT       INCOME       AMOUNT       INCOME
                                                 ------       ------       ------       ------       ------       ------
Computed tax expense........................  $30,189,000        35.0%  $23,142,000       35.0%   $18,633,000         35.0%

Foreign income taxed at a different
 effective rate.............................    3,065,000         3.6%      392,000       0.6%      1,518,000         2.9%
State income taxes, net of Federal
 tax benefit................................    3,729,000         4.3%    1,907,000       2.9%      1,505,000         2.8%
Amortization of intangibles.................      268,000         0.3%      268,000       0.4%        268,000         0.5%
Other.......................................                     (1.1)%                  (0.1)%                      (0.1)%
                                                                 ----                    ----                        ----
                                                (922,000)                  (40,000)                  (35,000)
                                                --------                   -------                   -------
    Provision for taxes on income........... $36,329,000         42.1%  $25,669,000        38.8%  $ 21,889,000       41.1%
                                              ==========         ====    ==========        ====     ==========       ====




         The results of this component of the Consumer Business are included in the income tax returns of Carter-Wallace, Inc. and subsidiaries. The provision for taxes on income is computed as if this component of the Consumer Business was filing income tax returns on a stand-alone basis.

         The U.S. Internal Revenue Service completed its examination of Carter-Wallace, Inc. and subsidiaries' tax returns through fiscal year 1995, resulting in no material impact on the Company or this component of the Consumer Business. The statute of limitations for the examination of Carter-Wallace, Inc. and subsidiaries' U.S. Federal income tax return has expired for fiscal years 1996 and 1997.

(6)      NOTES PAYABLE AND LONG-TERM DEBT

NOTES PAYABLE

         Notes payable consisting of borrowings from banks under available lines of credit were $2,740,000, $1,047,000, and $2,752,000 and the current portion of long-term debt was $2,188,000, $2,745,000, and $2,706,000 at March 31, 2001,
2000, and 1999, respectively. In addition, other short-term notes payable in international operations amounted to $1,430,000, $1,495,000, and $2,279,000 at March 31, 2001, 2000, and 1999, respectively. Interest rates on short-term borrowings range from 3.0% to 7.0%. The Consumer Business has available various bank credit lines amounting to $15,400,000, all of which relate to international operations. The availability of the lines of credit is subject to review by the banks involved. Commitment fees are immaterial.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

LONG-TERM DEBT

         Long-term debt is summarized below:

                                                                                         MARCH 31,2001    MARCH 31,2000
                                                                                         -------------    -------------

     Unsecured Euro term loan, 4.10%, payable in installments beginning
        June 1, 2002 through March 1, 2004............................................     $8,493,000        8,882,000
     Unsecured French franc term loan, 4.10%, payable in installments
        through February 25, 2006.....................................................      3,135,000        3,860,000
     Unsecured French franc loan, 5.10%, payable February 24, 2003....................      2,814,000        2,944,000
     Unsecured Italian lira term loan, adjustable rate, payable in installments
        through December 31, 2004.....................................................      2,358,000        2,992,000
     Unsecured French franc loan, adjustable rate, payable in installments
        through April 1, 2006.........................................................      1,809,000        2,208,000
     Unsecured French franc loan, adjustable rate, payable in installments
        through September 18, 2003....................................................        492,000        1,105,000
     Secured Italian lira term loans, adjustable rate, payable in installments
        through July 1, 2001..........................................................        490,000        1,499,000
     Unsecured French franc loan, 4.50%, payable in installments through
        August 5, 2001................................................................        193,000          399,000
     Other long-term debt.............................................................        325,000          397,000
                                                                                          -----------      -----------
                                                                                           20,109,000       24,286,000
     Less current portion of long-term debt included in notes payable.................     (2,188,000)      (2,745,000)
                                                                                          ----------       ----------
          Total.......................................................................    $17,921,000       21,541,000
                                                                                          ===========      ===========

         Maturities of long-term debt outstanding at March 31, 2001 for each of the fiscal years 2003 through 2006 are $7,658,000, $6,148,000, $2,678,000, and
$998,000, respectively.

         International debt of $19,800,000 at March 31, 2001 is guaranteed by the Company. This debt may be called by the lender if the Company ceases to be the majority stockholder of the borrowing subsidiary.

         With respect to the Italian lira loan payable through December 31, 2004, interest on this loan is the Euro Interbank Offered Rate plus a nominal increment.

         With respect to the French franc loan payable February 24, 2003, interest is adjustable based on the Euro Interbank Offered Rate plus a nominal increment, adjusted quarterly, and is converted to a fixed rate at the inception of the loan.

         With respect to the French franc loan payable through April 1, 2006, interest on this loan is the Euro Interbank Offered Rate plus a nominal increment.

         The Italian lira loans due July 1, 2001 are secured by irrevocable letters of credit. Commitment fees are immaterial. Interest on these loans is the Euro Interbank Offered Rate plus a nominal increment, adjusted quarterly.

         With respect to the French franc loan payable through September 18, 2003, interest on this loan is the Euro Interbank Offered Rate plus a nominal increment.

         The fair value of long-term debt, including current maturities, was $20,109,000 and $24,286,000 at March 31, 2001 and 2000, respectively.

(7)      RETIREMENT PLANS AND OTHER POSTRETIREMENT BENEFITS

         Retirement plan obligations included in the Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products, consist of the Retirement Plan for Bargaining Employees of Carter-Wallace, Inc., and certain obligations of foreign subsidiaries. Obligations for the Executive Pension Benefits Plan and the Employees Retirement Plan of Carter-Wallace, Inc. have been excluded from the accompanying combined statements, as these are obligations of the Company. Pension expense for domestic

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

salaried employees has not been included in the accompanying combined statements because such expense was immaterial in each of the periods presented.

         Postretirement benefit obligations for domestic employees have been excluded from this component of the Consumer Business as these are obligations of the Company. However, expense related to postretirement benefits for domestic employees of the Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products is included in the accompanying combined statements of revenues and expenses. Expense related to the postretirement benefit obligations for domestic employees of the Consumer Business -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products amounted to $1,044,000, $999,000, and $453,000 for the fiscal years ended March 31, 2001, 2000, and 1999, respectively.

         Postretirement benefit obligations related to the Consumer Business employees in Canada are included in the accompanying combined statements in accordance with SFAS No. 106, "Employers' Obligations for Postretirement Benefits Other Than Pensions."

         Obligations for retirement-related plans exist in each of the foreign subsidiaries. Both Canada and the United Kingdom have defined benefit pension plans. The plans in Canada are accounted for in accordance with SFAS No. 87, "Accounting for Pensions." Pension plans also exist in other foreign subsidiaries which, in totality, are not material to these combined statements.

         The components of the pension and postretirement benefit expense reflected in the accompanying combined statements for the years ended March 31, 2001, 2000, and 1999 were as follows:

                                                                                                 OTHER POSTRETIREMENT
                                                                      RETIREMENT PLANS                BENEFITS
                                                                --------------------------    ------------------------
                                                                  2001      2000      1999     2001      2000     1999
                                                                -------  --------  --------    --------  ------  -----
                                                                                 (AMOUNTS IN THOUSANDS)

Service cost.................................................   $ 1,208     1,291     1,244        42         41      37
Interest cost................................................     3,600     3,507     3,357        90        102      96
Expected return on assets....................................    (4,676)   (4,315)   (4,117)       --         --      --
Amortization of prior service cost...........................        91        95        91        --       (147)   (157)
Amortization of transition cost..............................        77      (288)     (279)     (156)        --      --
Amortization of actuarial gain...............................      (264)     (107)     (195)       --         --      --
                                                                -------     ------    ------   ------     ------   -----
Benefit cost (income)........................................        36       183       101       (24)        (4)    (24)
Cost for domestic Consumer Business employees charged                                                        999
  from Carter-Wallace, Inc...................................       --        --        --      1,044                453
                                                                -------     ------    ------   ------     ------   -----
  Total benefit cost.........................................   $    36       183       101     1,020        995     429
                                                                =======     ======    ======   ======     ======   =====

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

The components of the changes in the benefit obligation for the years ended March 31, 2001 and 2000 were as follows:

                                                                                                          OTHER
                                                                                                      POSTRETIREMENT
                                                                            RETIREMENT PLANS            BENEFITS
                                                                            ------------------       ----------------
                                                                            2001         2000        2001        2000
                                                                            -----        -----       -----       ----
                                                                                     (AMOUNTS IN THOUSANDS)

Benefit obligation at beginning of year................................     $47,615      48,818      1,392        1,286
Service cost...........................................................       1,208       1,291         42           41
Interest cost..........................................................       3,600       3,507         90          102
Plan participants' contributions.......................................         391         367         --           --
Actuarial (gain) loss..................................................       3,167      (3,797)       (14)           1
Effect of exchange rate changes........................................      (1,455)        737       (143)          54
Benefits paid..........................................................      (3,411)     (3,308)       (69)         (92)
                                                                            -------      ------      -----        -----
Benefit obligation at end of year......................................     $51,115      47,615      1,298        1,392
                                                                            =======      ======      =====        =====

         The components of the changes in plan assets for the years ended March 31, 2001 and 2000 were as follows:

                                                                                                          OTHER
                                                                                                      POSTRETIREMENT
                                                                            RETIREMENT PLANS             BENEFITS
                                                                            -----------------       ----------------
                                                                            2001        2000        2001        2000
                                                                            -----       -----       ----        ----
                                                                                     (AMOUNTS IN THOUSANDS)
Fair value of plan assets at beginning of year.........................    $58,460      51,647        --          --
Actual return on plan assets...........................................     (1,982)      8,673        --          --
Employer contributions.................................................        171         279        69           92
Plan participants' contributions.......................................        391         367        --          --
Effect of exchange rate changes........................................     (1,801)        802        --          --
Benefits paid..........................................................     (3,411)     (3,308)      (69)         (92)
                                                                           -------      ------    ------      -------
Fair value of plan assets at end of year...............................    $51,828      58,460       --          --
                                                                           =======      ======   =======      =======

         The following is a reconciliation of the funded status of the plans to the accompanying combined statements of net assets to be sold at March 31, 2001 and 2000:

                                                                                                          OTHER
                                                                                                     POSTRETIREMENT
                                                                            RETIREMENT PLANS            BENEFITS
                                                                            -----------------       ----------------
                                                                            2001         2000       2001        2000
                                                                            ----         ----       ----        ----
                                                                                     (AMOUNTS IN THOUSANDS)

Funded status..........................................................     $ 713      10,845      (1,298)     (1,392)
Unrecognized actuarial gain............................................    (2,121)    (12,378)     (1,262)     (1,491)
Unrecognized prior service cost........................................        96         199         --          --
Unrecognized transition amounts........................................       191         276         --          --
                                                                          -------      ------      ------      ------
Accrued benefit cost...................................................   $(1,121)     (1,058)     (2,560)     (2,883)
                                                                          =======      ======      ======      ======

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

         Amounts recognized in the accompanying combined statements of net assets to be sold at March 31, 2001 and 2000 were as follows:

                                                                                                          OTHER
                                                                                                     POSTRETIREMENT
                                                                            RETIREMENT PLANS            BENEFITS
                                                                            -----------------       -----------------
                                                                            2001         2000       2001        2000
                                                                            ----         ----       ----        ----
                                                                                     (AMOUNTS IN THOUSANDS)

Other assets...........................................................    $3,307       3,183         --          --
Accrued expenses.......................................................      (779)       (816)        --          --
Long-term liabilities..................................................    (3,649)     (3,425)    (2,560)     (2,883)
                                                                          -------     --------   --------   ---------
Net amount recognized..................................................   $(1,121)     (1,058)    (2,560)     (2,883)
                                                                          =======     ========   ========   =========

         The principal assumptions used in determining 2001, 2000, and 1999 actuarial values were:

Discount rate...............................................        6.75% - 8%
Rate of increase in compensation levels.....................           4% - 6%
Expected long-term rate of return on plan assets............           7% - 10%

         Expense for the employee savings plan under which the Consumer Business matches the contributions of participating employees up to a designated level was approximately $350,000 in each of the years ended March 31, 2001, 2000, and 1999.

         The assumed health care cost trend rate used to measure the accumulated postretirement benefit obligation for those over age 65 is 8% for 2001 trending to 5% over a three-year period. For those under age 65, the trend rate is 6.3% for 2001 trending to 5% over a three-year period. A 1% increase or decrease in the assumed respective annual medical cost trend rate would change the accumulated postretirement benefit obligation by approximately $100,000, and the service and interest components of net postretirement benefit expense would be immaterially affected.

(8)      LONG-TERM INCENTIVE PLANS

         Obligations for deferred stock awards and stock option grants made under the 1996 Long-Term Incentive Plan for Corporate Officers of the Company have been excluded from the accompanying combined statements of net assets to be sold of this component of the Consumer Business, as these are obligations of the Company. As of March 31, 2001, the outstanding stock awards for the four Consumer Business executives totaled 105,000 shares and the outstanding stock options totaled 567,000. Outstanding awards of deferred stock become fully vested and outstanding options become immediately exercisable upon the occurrence of a change in control of the Company. Expense for stock award amortization has been included in the accompanying combined statements of revenues and expenses. This stock award amortization expense amounted to $232,000, $334,000, and $193,000 for the fiscal years ended March 31, 2001,
2000, and 1999, respectively. The Consumer Business has chosen to continue to account for options granted under the plan using the intrinsic value method. Accordingly, no compensation expense has been recognized for these options. Had the fair value method of accounting, as defined in SFAS No. 123, "Accounting for Stock-Based Compensation," been applied to these stock options, pro forma revenue in excess of expenses for this component of the Consumer Business would not have been materially different from the actual amounts.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

(9)      RENTAL EXPENSE AND LEASE COMMITMENTS

         Rental expense for operating leases with a term greater than one year for 2001, 2000, and 1999 was as follows (amounts in thousands):

                                                        REAL       EQUIPMENT
     RENTAL EXPENSE                                   PROPERTY     AND OTHER
     --------------                                   --------     ---------
     March 31, 2001...............................     $1,691        7,244
     March 31, 2000...............................      1,541        6,916
     March 31, 1999...............................      1,568        6,763

Minimum rental commitments under noncancelable leases in effect at March 31, 2001 were as follows (amounts in thousands):

                                                         REAL        EQUIPMENT   CAPITAL LEASE
     MINIMUM RENTAL COMMITMENTS                        PROPERTY      AND OTHER    OBLIGATIONS
     --------------------------                        --------      ---------    -----------
     2002.........................................      $1,533          896             275
     2003.........................................       1,469          564             216
     2004.........................................         601          249             203
     2005.........................................         363           69             190
     2006.........................................          94           15             127
     2007 and thereafter..........................           7           --             --
                                                                                      -------
                                                                                      1,011
     Less interest and executory cost.............                                     (163)
                                                                                      -------
     Present value of minimum lease
        payments (of which $213 is
        included in accrued expenses)..............                                    $ 848
                                                                                      =======

(10)     LITIGATION

         The Consumer Business is engaged in litigation with Tambrands Inc. ("Tambrands") in the Supreme Court of the State and County of New York ("Supreme Court"), arising out of a patent infringement and misappropriation suit previously filed against both companies in the United States District Court, Southern District of New York, by New Horizons Diagnostics Corporation ("NHDC"), et al. The NHDC suit, which was settled and discontinued in July 1996, asserted claims with respect to certain "gold sol" technology (used in First Response and Answer home pregnancy and ovulation predictor test kits) that the Consumer Business had acquired from Tambrands pursuant to a written purchase agreement in March 1990. The Consumer Business paid an immaterial amount toward that settlement. In the pending Supreme Court action, Tambrands seeks reimbursement from the Consumer Business of an unspecified portion of the amount paid by Tambrands in settlement of the NHDC suit, and for defense costs. Cross-motions for summary judgment have been filed. The Consumer Business believes it has good defenses, under the terms of the purchase agreement, to Tambrands' claim.

         The Consumer Business is subject to other legal actions arising out of its operations. The Consumer Business believes, based on the opinion of counsel, that it has good defenses to such actions and should prevail.

(11)     EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL
         ARRANGEMENTS

         The Company has entered into agreements with four executives of the Consumer Business as well as seven foreign subsidiary general managers, whose services are being made available to the Consumer Business. These obligations will be assumed by Armkel as part of the acquisition of the Consumer Business. These agreements generally provide for payments equal to salary and bonus multiples, and in the case of the four executives, certain pension enhancements if the executives' employment is terminated as specified in the agreements after a change in control of the Company.

         The payments required by these agreements, based on a termination under the agreements of all of the executives, is approximately $15,000,000.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

         The transactions disclosed in note 1 relating to the contemplated sale of the Consumer Business and the Company meet the definition of a change in control as defined in the various agreements.

(12)     ACQUISITIONS

         At the beginning of fiscal year 1999, the Consumer Business acquired the Femfresh line of feminine hygiene products in England for approximately $3,600,000.

         In February 1999, the Consumer Business acquired the Barbara Gould line of skin care products in France for approximately $15,100,000. Sales of this product line commenced in the fiscal year beginning April 1, 1999.

         These acquisitions are being accounted for by the purchase method and, accordingly, their results of operations are included in this component of the Consumer Business' revenues and expenses from the acquisition date. Pro forma revenue in excess of expenses are not presented since the effect would not be material.

(13)     SUPPLEMENTAL FINANCIAL INFORMATION

         The following is presented in support of the accompanying combined statements of net assets to be sold:

                                                        MARCH 31,
                                                   -------------------
                                                   2001           2000
                                                   ----           ----
                                                       (AMOUNTS IN
                                                       THOUSANDS)
     Accrued expenses:
          Salaries and wages.................      $ 9,985         9,849
          Advertising and promotion..........       11,925        12,613
          Retirement and related plans.......        1,947         1,617
          Other..............................        9,020         7,092
                                                   -------        ------
                                                   $32,877        31,171
                                                   =======        ======
     Other long-term liabilities:
          Retirement plans...................      $ 3,649         3,425
          Other..............................        3,044         3,298
                                                   -------        ------
                                                   $ 6,693         6,723
                                                   =======        ======

         Interest paid was $1,278,000, $1,497,000, and $1,296,000 in 2001, 2000,
and 1999, respectively.

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

(14)     FOREIGN OPERATIONS

         Net current assets and net sales of this component of the Consumer Business foreign subsidiaries and branches operating outside of the United States and the Consumer Business' equity in net assets and revenues in excess of expenses of such operations of this component were:

                                                             MARCH 31,
                                            -----------------------------------------------
                                               2001              2000               1999
                                            -----------       -----------       -----------
     Net current assets...............     $ 56,230,000        57,675,000        49,604,000
     Equity in net assets.............      101,734,000       102,722,000        91,038,000
     Net sales........................      228,162,000       230,395,000       197,155,000
     Revenue in excess of expenses....       10,492,000        12,026,000         9,562,000

         The adjustment from foreign currency translation is included as a reduction of the net assets to be sold. The cumulative balances are included as a component of stockholders' equity of Carter-Wallace, Inc. The adjustments are comprised of the following:

                                                     MARCH 31,
                                            ------------------------------
                                               2001              2000
                                            -----------        -----------
     Opening balance..................      $31,258,000        27,563,000
     Current year change..............        8,223,000         3,695,000
                                            -----------        -----------
     Ending balance...................      $39,481,000        31,258,000
                                            ===========        ===========

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)


(15)     SUPPLEMENTAL FINANCIAL INFORMATION OF DOMESTIC AND INTERNATIONAL
         OPERATIONS

         Supplemental information for combined condensed revenues in excess of expenses, net assets to be sold, and cash flows data as of March 31, 2001 and 2000, and for the years ended March 31, 2001, 2000 and 1999 is summarized as follows (in thousands):

                                                                                        YEAR ENDED MARCH 31, 2001
                                                                                  ---------------------------------------
                                                                                                                  TOTAL
                                                                                  DOMESTIC     INTERNATIONAL     COMBINED
                                                                                  --------    --------------    ----------
       Net sales.............................................................     $207,376        $ 228,162      $435,538
       Cost of goods sold....................................................       61,316           98,199       159,515
                                                                                  --------        ---------     ----------
          Gross profit.......................................................      146,060          129,963       276,023
       Operating Expenses....................................................       79,716          110,052       189,768
                                                                                  --------        ---------     ----------
          Revenues in excess of expenses before provision for taxes
             on income.......................................................       66,344           19,911        86,255
       Provision for taxes on income.........................................       26,910            9,419        36,329
                                                                                  --------        ---------     ----------
          Revenues in excess of expenses.....................................     $ 39,434          $10,492      $ 49,926
                                                                                  ========        =========     ==========

                                                                                       YEAR ENDED MARCH 31, 2000
                                                                                  ---------------------------------------
                                                                                                                  TOTAL
                                                                                  DOMESTIC     INTERNATIONAL     COMBINED
                                                                                  --------    --------------    ----------
       Net sales.............................................................     $182,534        $ 230,395      $412,929
       Cost of goods sold....................................................       58,095          102,213       160,308
                                                                                  --------        ---------     ----------
          Gross profit.......................................................      124,439          128,182       252,621
       Operating Expenses....................................................       76,346          110,155       186,501
                                                                                  --------        ---------     ----------
          Revenues in excess of expenses before provision for taxes
             on income.......................................................       48,093           18,027        66,120
       Provision for taxes on income.........................................       19,668            6,001        25,669
                                                                                  --------        ---------     ----------
          Revenues in excess of expenses.....................................      $28,425          $12,026       $40,451
                                                                                  ========        =========     ==========

                                                                                          YEAR ENDED MARCH 31, 1999
                                                                                  ---------------------------------------
                                                                                                                  TOTAL
                                                                                  DOMESTIC     INTERNATIONAL     COMBINED
                                                                                  --------    --------------    ----------
       Net sales.............................................................     $163,456        $ 197,155      $360,611
       Cost of goods sold....................................................       52,899           89,059       141,958
                                                                                  --------        ---------     ----------
          Gross profit.......................................................      110,557          108,096       218,653
       Operating Expenses....................................................       73,210           92,205       165,415
                                                                                  --------        ---------     ----------
          Revenues in excess of expenses before provision for taxes
             on income.......................................................       37,347           15,891        53,238
       Provision for taxes on income.........................................       15,560            6,329        21,889
                                                                                  --------        ---------     ----------
          Revenues in excess of expenses.....................................      $21,787          $ 9,562       $31,349
                                                                                  ========        =========     ==========

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)


                                                                                               AS OF MARCH 31, 2001
                                                                                  -----------------------------------------
                                                                                                                     TOTAL
                                                                                       DOMESTIC   INTERNATIONAL    COMBINED
                                                                                  -------------   --------------   --------
Cash and cash equivalents.........................................................      $    99      $12,737       $12,836
Accounts receivable -- trade, less allowance......................................       20,462       64,344        84,806
Other receivables.................................................................          487        3,396         3,883
Inventories.......................................................................       25,521       34,968        60,489
Deferred taxes....................................................................        6,281           --         6,281
Prepaid expenses and other current assets.........................................        2,109        3,922         6,031
                                                                                       --------    ---------     ----------
     Total current assets.........................................................       54,959      119,367       174,326

Property, plant and equipment, net................................................       91,785       21,139       112,924
Intangible assets:
   Excess of purchase price of businesses acquired over the net assets at
     date of acquisition, less amortization.......................................       28,662       25,107        53,769
   Patents, trademarks, contracts, and formulae, less amortization................        8,921       17,639        26,560
                                                                                       --------    ---------     ----------
     Total intangible assets......................................................       37,583       42,746        80,329
Other assets......................................................................           --        3,624         3,624
                                                                                       --------    ---------     ----------
     Total assets.................................................................     $184,327    $ 186,876     $ 371,203
                                                                                       ========    =========     =========

Accounts payable..................................................................      $ 5,600      $35,580       $41,180
Accrued expenses..................................................................       16,299       16,578        32,877
Notes payable.....................................................................           --        6,358         6,358
Taxes on income...................................................................           --        4,621         4,621
                                                                                       --------    ---------     ----------
     Total current liabilities....................................................       21,899       63,137        85,036

Long-term liabilities.............................................................        5,104       25,301        30,405
     Total liabilities............................................................       27,003       88,438       115,441
Net assets to be sold.............................................................      157,324       98,438       255,762
                                                                                       --------    ---------     ----------
     Total liabilities and net assets to be sold..................................     $184,327    $ 186,876     $ 371,203
                                                                                       ========    =========     =========


                                                                                             AS OF MARCH 31, 2000
                                                                                  -----------------------------------------
                                                                                                                    TOTAL
                                                                                       DOMESTIC   INTERNATIONAL    COMBINED
                                                                                  -------------   --------------   --------
Cash and cash equivalents........................................................       $    --      $ 8,026       $ 8,026
Accounts receivable -- trade, less allowance.....................................        18,963       59,965        78,928
Other receivables................................................................           531        3,096         3,627
Inventories......................................................................        25,448       35,928        61,376
Deferred taxes...................................................................         4,947           --         4,947
Prepaid expenses and other current assets........................................         1,838        3,800         5,638
                                                                                      ---------    ---------     ----------
     Total current assets........................................................        51,727      110,815       162,542

Property, plant and equipment, net...............................................        95,881       21,611       117,492
Intangible assets:
   Excess of purchase price of businesses acquired over the net assets at
     date of acquisition, less amortization......................................        29,474       27,908        57,382
   Patents, trademarks, contracts, and formulae, less amortization...............         9,212       19,394        28,606
                                                                                      ---------    ---------     ----------
     Total intangible assets.....................................................        38,686       47,302        85,988
Other assets.....................................................................           --         3,436         3,436
                                                                                      ---------    ---------     ----------
     Total assets................................................................     $ 186,294    $ 183,164     $ 369,458
                                                                                      =========    =========     =========
Accounts payable.................................................................       $ 5,100      $31,830       $36,930
Accrued expenses.................................................................        17,783       13,388        31,171

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

                                                                                             AS OF MARCH 31, 2000
                                                                                  -----------------------------------------
                                                                                                                    TOTAL
                                                                                       DOMESTIC   INTERNATIONAL    COMBINED
                                                                                  -------------   --------------   --------

Notes payable....................................................................            --        5,287         5,287
Taxes on income..................................................................            --        2,635         2,635
                                                                                      ---------    ---------     ----------
     Total current liabilities...................................................        22,883       53,140        76,023
Long-term liabilities............................................................         5,125       28,813        33,938
                                                                                      ---------    ---------     ----------
     Total liabilities...........................................................        28,008       81,953       109,961
Net assets to be sold............................................................       158,286      101,211       259,497
                                                                                      ---------    ---------     ----------
     Total liabilities and net assets to be sold.................................     $ 186,294    $ 183,164     $ 369,458
                                                                                      =========    =========     =========

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

                                                                                           YEAR ENDED MARCH 31, 2001
                                                                                  -----------------------------------------
                                                                                                                    TOTAL
                                                                                       DOMESTIC   INTERNATIONAL    COMBINED
                                                                                  -------------   --------------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:

Revenues in excess of expenses....................................................     $ 39,434     $ 10,492      $  49,926
Adjustments to reconcile revenues in excess of expenses to cash flows from operations:
     Depreciation and amortization................................................        5,439        3,176          8,615
     Amortization.................................................................        1,071        1,859          2,930
OTHER CHANGES IN ASSETS AND LIABILITIES:
     Increase in accounts receivable..............................................       (1,455)      (9,069)      (10,524)
     Increase in inventories......................................................          (73)      (1,502)       (1,575)
     Increase in prepaid expenses.................................................         (271)        (426)         (697)
     Increase (decrease) in accounts payable & accrued expenses...................        (984)       12,925         11,941
     Increase (decrease) in deferred taxes........................................       (1,579)         685          (894)
     Other changes................................................................          224       (1,536)       (1,312)
                                                                                      ---------    ---------     ----------
Changes in assets & liabilities...................................................       (4,138)       1,077        (3,061)
                                                                                      ---------    ---------     ----------
Cash flows provided by operations.................................................       41,806       16,604         58,410
                                                                                      ---------    ---------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property, plant and equipment -- net of acquisitions............       (6,995)     (4,375)       (11,370)
     Proceeds from sale of property, plant and equipment..........................        1,086          357          1,443
                                                                                      ---------    ---------     ----------
Cash flows used in investing activities...........................................       (5,909)      (4,018)       (9,927)
                                                                                      ---------    ---------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:

     Payments of debt.............................................................           --       (3,596)       (3,596)
     Cash transferred to CWI......................................................      (35,798)      (5,899)      (41,697)
     Increase in borrowings.......................................................          --         2,173          2,173
                                                                                      ---------    ---------     ----------
Cash flows provided by (used in) financing activities.............................      (35,798)      (7,322)      (43,120)
                                                                                      ---------    ---------     ----------
Foreign exchange effect on cash & cash equivalents................................          --          (553)         (553)
                                                                                      ---------    ---------     ----------
Increase in cash & cash equivalents...............................................     $     99       $4,711      $  4,810
                                                                                      =========    =========     ==========

                              Carter-Wallace, Inc.
                  Consumer Business Excluding Antiperspirant/
               Deodorant Products in the United States and Canada
                                and Pet Products
                                 March 31, 2001
                                 (in thousands)

                                                                                          YEAR ENDED MARCH 31, 2000
                                                                                  -----------------------------------------
                                                                                                                    TOTAL
                                                                                       DOMESTIC   INTERNATIONAL    COMBINED
                                                                                  -------------   --------------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Revenues in excess of expenses.....................................................     $ 28,425   $ 12,026    $ 40,451
Adjustments to reconcile revenues in excess of expenses to cash flows from operations:
Depreciation and amortization......................................................        4,625      3,059       7,684
Amortization.......................................................................        1,187      2,313       3,500
OTHER CHANGES IN ASSETS & LIABILITIES:
     Increase in accounts receivable...............................................       (2,472)   (11,396)    (13,868)
     Increase in inventories.......................................................       (6,343)    (5,194)    (11,537)
     Increase in prepaid expenses..................................................         (474)    (1,095)     (1,569)
     Increase in accounts payable & accrued expenses...............................          574      4,730       5,304
     Decrease in deferred taxes....................................................       (4,027)      (276)     (4,303)
     Other changes.................................................................          408     (1,913)     (1,505)
                                                                                       ---------   ---------   ---------
     Changes in assets & liabilities...............................................      (12,334)   (15,144)    (27,478)
                                                                                       ---------   ---------   ---------
Cash flows provided by operations..................................................       21,903      2,254      24,157
                                                                                       ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property, plant and equipment -- net of acquisitions.............       (6,886)    (8,330)    (15,216)
     Cash paid for acquisitions....................................................           --         --          --
     Decrease in short-term investments............................................           --        313         313
     Proceeds from sale of property, plant and equipment...........................          353        672       1,025
                                                                                       ---------   ---------   ---------
Cash flows used in investing activities............................................       (6,533)    (7,345)    (13,878)
                                                                                       ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments of debt..............................................................           --     (5,008)     (5,008)
     Cash transferred (to) from CHI................................................      (15,407)     3,605     (11,802)
     Increase in borrowings........................................................          --       2,781       2,781
                                                                                       ---------   ---------   ---------
Cash flows provided by (used in) financing activities..............................      (15,407)     1,378     (14,029)
                                                                                       ---------   ---------   ---------
Foreign exchange effect on cash & cash equivalents.................................          --        (522)       (522)
                                                                                       ---------   ---------   ---------
Decrease in cash & cash equivalents................................................    $     (37)  $ (4,235)   $ (4,272)
                                                                                       =========   =========   =========

                              CARTER WALLACE, INC.
                  CONSUMER BUSINESS EXCLUDING ANTIPERSPIRANT/
               DEODORANT PRODUCTS IN THE UNITED STATES AND CANADA
                                AND PET PRODUCTS
                                 March 31, 2001
                                 (in thousands)

                                                                                         YEAR ENDED MARCH 31, 1999
                                                                                  ------------------------------------
                                                                                                               TOTAL
                                                                                    DOMESTIC   INTERNATIONAL  COMBINED
                                                                                  ----------   -------------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Revenues in excess of expenses............................................       $21,787        $ 9,562       $31,349
Adjustments to reconcile revenues in excess of expenses to cash flows from operations:
   Depreciation and Amortization..........................................         3,578          3,014         6,592
   Amortization...........................................................         1,028          2,404         3,432
OTHER CHANGES IN ASSETS & LIABILITIES:

   (Increase) decrease in accounts receivable.............................         2,437         (1,816)          621
   Increase in inventories................................................        (3,153)        (4,023)       (7,176)
   Increase in prepaid expenses ..........................................          (273)          (385)         (658)
   Increase in accounts payable & accrued expenses........................         1,340          9,183        10,523
   Increase in deferred taxes.............................................           381            130           511
   Other changes..........................................................           667         (2,695)       (2,028)
                                                                                ---------       ---------    ---------
   Changes in assets & liabilities........................................         1,399            394         1,793
                                                                                ---------       ---------    ---------
Cash flows provided by operations.........................................        27,792         15,374        43,166
                                                                                ---------       ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

   Additions to property, plant and equipment -- net of acquisitions......       (11,965)        (2,838)      (14,803)
   Cash paid for acquisitions.............................................            --        (18,762)      (18,762)
   Increase in short-term investments.....................................            --           (313)         (313)
   Proceeds from sale of property, plant and equipment....................           130            241           371
                                                                                ---------       ---------    ---------
Cash flows used in investing activities...................................       (11,835)       (21,672)      (33,507)
                                                                                ---------       ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

   Payments of debt.......................................................            --         (7,089)       (7,089)
   Cash transferred to CWI................................................       (15,929)        (1,370)      (17,299)
   Increase in borrowings.................................................           --          17,385        17,385
                                                                                ---------       ---------    ---------
Cash flows provided by (used in) financing activities.....................       (15,929)         8,926        (7,003)
                                                                                ---------       ---------    ---------
Foreign exchange effect on cash & cash equivalents........................           --            (603)         (603)
                                                                                ---------       ---------    ---------
Increase in cash & cash equivalents.......................................      $     28        $ 2,025      $  2,053
                                                                                =========       =========    =========

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                  Combined Statements of Net Assets To Be Sold

                                  ASSETS                                        JUNE 30, 2001   MARCH 31, 2001
                                                                                -------------   --------------
                                                                                (unaudited)
                                                                                       (in thousands)
CURRENT ASSETS:
   Cash and cash equivalents..............................................      $   7,155        $ 12,836
   Accounts receivable -- trade, less allowance of $4,461 and $4,089......        105,775          84,806
   Other receivables......................................................          3,299           3,883
   Inventories:
     Finished goods.......................................................         34,214          37,809
     Work in process......................................................          8,102           8,634
     Raw materials and supplies...........................................         14,173          14,046
                                                                                ---------        --------
                                                                                   56,489          60,489
   Deferred taxes.........................................................          6,281           6,281
   Prepaid expenses and other current assets..............................          8,145           6,031
                                                                                ---------        --------
                  Total current assets....................................        187,144         174,326
                                                                                ---------        --------

PROPERTY, PLANT, AND EQUIPMENT AT COST:

   Land...................................................................          2,563           2,521
   Buildings and improvements.............................................        105,463         105,666
   Machinery, equipment, and fixtures.....................................        117,486         117,513
   Leasehold improvements.................................................          4,238           4,721
                                                                                ---------        --------
                                                                                  229,750         230,421
   Accumulated depreciation and amortization..............................        117,977         117,497
                                                                                ---------        --------
                                                                                  111,773         112,924
                                                                                ---------        --------

INTANGIBLE ASSETS:

   Excess of purchase price of businesses acquired over the net
     assets at date of acquisition, less amortization.....................         51,507          53,769
   Patents, trademarks, contracts, and formulae, less amortization........         25,143          26,560
                                                                                ---------        --------
                                                                                   76,650          80,329
                                                                                ---------        --------
OTHER ASSETS..............................................................          3,800           3,624
                                                                                ---------        --------
                  Total assets............................................      $ 379,367        $371,203
                                                                                =========        ========

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                  Combined Statements of Net Assets To Be Sold

                                                                                               JUNE 30,             MARCH 31,
                                                                                                 2001                  2001
                                                                                               --------             ---------
                                                                                              (unaudited)
                       LIABILITIES AND NET ASSETS TO BE SOLD
                                                                                                      (in thousands)
CURRENT LIABILITIES:

   Accounts payable................................................................           $  40,294            $ 41,180
   Accrued expenses................................................................              29,519              32,877
   Notes payable...................................................................               7,031               6,358
   Taxes on income.................................................................               4,026               4,621
                                                                                              ---------            --------
                  Total current liabilities........................................              80,870              85,036
                                                                                              ---------            --------

LONG-TERM LIABILITIES:

   Long-term debt..................................................................              15,838              17,921
   Accrued postretirement benefit obligation in Canada.............................               2,637               2,560
   Other long-term liabilities.....................................................               6,749               6,693
   Deferred tax liability..........................................................               3,217               3,231
                                                                                              ---------            --------
                  Total long-term liabilities......................................              28,441              30,405
                                                                                              ---------            --------
                  Total liabilities................................................             109,311             115,441

NET ASSETS TO BE SOLD..............................................................             270,056             255,762
                                                                                              ---------            --------
                  Total liabilities and net assets to be sold......................           $ 379,367            $371,203
                                                                                              =========            ========


            See accompanying notes to unaudited combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                  Combined Statements of Revenues and Expenses
                                   (unaudited)

                                                        THREE MONTHS        THREE MONTHS
                                                           ENDED               ENDED
                                                          JUNE 30,            JUNE 30,
                                                            2001               2000
                                                        ------------        ------------
                                                                 (in thousands)

Net sales ........................................        $ 125,231         $ 123,276
Cost of goods sold ...............................           44,739            45,200
                                                          ---------         ---------
             Gross profit ........................           80,492            78,076
                                                          ---------         ---------

OPERATING EXPENSES:

    Advertising and promotion ....................           23,679            23,871
    Marketing and other selling ..................           12,305            13,461
    Distribution expense .........................            4,039             4,246
    Research and development .....................            1,673             1,984
    General and administrative ...................            7,030             6,191
    Interest expense .............................              257               320
    Interest income  .............................              (98)              (74)
    Other expense, net ...........................             (704)             (660)
                                                            ---------         ---------

                                                             48,181            49,339
                                                            ---------         ---------

             Revenues in excess of expenses before
               provision for taxes on income .....           32,311            28,737

Provision for taxes on income ....................           13,539            11,353
                                                          ---------         ---------
             Revenues in excess of expenses ......        $  18,772         $  17,384
                                                          =========         =========




            See accompanying notes to unaudited combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                        Combined Statements of Changes in
                      Net Assets and Comprehensive Earnings
                                   (unaudited)

                                                                               THREE MONTHS      THREE MONTHS
                                                                                  ENDED             ENDED
                                                                                  JUNE 30,          JUNE 30,
                                                                                    2001              2000
                                                                               ------------      ------------
                                                                                      (in thousands)
Amount at beginning of period ...........................................        $ 255,762         $ 259,497

Revenues in excess of expenses ..........................................           18,772            17,384
Foreign currency translation adjustments ................................           (2,325)           (3,721)
                                                                                 ---------         ---------
Comprehensive earnings ..................................................           16,447            13,663

Cash and other transfers to Carter-Wallace, Inc. ........................           (2,153)           (2,616)
                                                                                 ---------         ---------

Amount at end of period .................................................        $ 270,056         $ 270,544
                                                                                 =========         =========


            See accompanying notes to unaudited combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                        Combined Statements of Cash Flows
                                   (unaudited)

                                                                          THREE MONTHS      THREE MONTHS
                                                                              ENDED            ENDED
                                                                             JUNE 30,          JUNE 30,
                                                                              2001              2000
                                                                          ------------      ------------
                                                                                  (in thousands)
CASH FLOWS (USED BY) PROVIDED BY OPERATING ACTIVITIES:
   Revenues in excess of expenses ..................................        $ 18,772          17,384
   Adjustments to reconcile revenues in excess of
     expenses to cash flows from operations:
       Depreciation and amortization ...............................           2,304           2,151
       Amortization of excess of purchase price of
         businesses acquired over the net assets at date
         of acquisition, patents, trademarks, contracts,
         and formulae ..............................................             689             721
       Other changes in assets and liabilities:
         (Increase) in accounts receivable and
           other receivables .......................................         (23,811)        (24,455)
         Decrease in inventories ...................................           3,009           1,221
         (Increase) decrease in prepaid expenses ...................          (2,242)            689
         (Decrease) increase in accounts payable
           and accrued expenses ....................................          (1,910)          6,338
         (Increase) in deferred taxes ..............................             (14)            (97)
         Other changes .............................................             673            (155)
                                                                             --------          ------
                           Cash flows (used by) provided by
                           operating activities ....................          (2,530)          3,797
                                                                             --------          ------

CASH FLOWS USED IN INVESTING ACTIVITIES:

   Additions to property, plant, and equipment .....................          (2,423)         (2,648)
   (Increase) in short-term investments ............................              --            (617)
   Proceeds from sale of property, plant, and equipment ............              45              33
                                                                              --------          ------
                         Cash flows used in investing activities .            (2,378)         (3,232)
                                                                             --------          ------

CASH FLOWS USED IN FINANCING ACTIVITIES:

   Payments of debt ................................................            (751)           (773)
   Cash transferred to Carter-Wallace, Inc. ........................          (1,017)         (1,751)
   Increase in borrowings ..........................................           1,372             502
                                                                             --------          ------
                           Cash flows used in financing activities .            (396)         (2,022)
                                                                             --------          ------

Effect of foreign exchange rate changes on cash and cash equivalents            (377)           (318)
                                                                             --------          ------

                           (Decrease) in cash and cash equivalents .        $ (5,681)         (1,775)
                                                                            ========          ======
SUPPLEMENTAL INFORMATION:

         Interest Paid .............................................        $    346             313
                                                                            --------          ------

            See accompanying notes to unaudited combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                   (Unaudited)

(1)      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         On May 7, 2001, Carter-Wallace, Inc. (the "Company") entered into definitive agreements for the sale of the Company in a two-step transaction which was consummated on September 28, 2001. In accordance with the Asset Purchase Agreement, the Company first sold the net assets and business of the Company's Consumer Business, as defined in the Asset Purchase Agreement, to Armkel, LLC ("Armkel") for $738.4 million, less certain debt outstanding. Armkel is jointly owned by two private investment funds formed by Kelso & Company L.P. and by Church & Dwight Co. Such funds were paid directly to the Company. Pursuant to the Agreement and Plan of Merger, immediately following the sale of the Consumer Business, a buying group purchased the Company's outstanding common stock and Class B common stock for $20.30 per share subject to certain closing adjustments. The aggregate consideration from both parts of the transaction was $1.121 billion, less approximately $160 million of corporate taxes paid on the sale of the Consumer Business.

         Under a separate Product Line Purchase Agreement effective May 7, 2001, as amended, Church & Dwight Co. acquired the antiperspirant/deodorant products business in the United States and Canada and the pet products business from Armkel. Excluded from this transaction are the antiperspirants/deodorants product business in the United Kingdom and Australia.

         Products sold domestically by this component of the Consumer Business primarily include condoms, at-home pregnancy and ovulation test kits, hair removal products, and tooth-whitening products. These products are promoted directly to the consumer by television and other advertising media and are sold to wholesalers and various retailers. Many of the products sold by foreign subsidiaries are the same products which are sold domestically, as well as certain other products which are sold exclusively in international markets. Products are sold throughout the world by various subsidiaries and distributors.

         The accompanying combined unaudited statements pertain to the Consumer Business of the Company -- Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products and have been prepared pursuant to the Asset Purchase Agreement and Product Line Purchase Agreement in accordance with accounting principles generally accepted in the United States of America. All significant intercompany transactions have been eliminated. This component of the Consumer Business has no separate legal status and operated as an integral part of the Company's Consumer Business which operated as an integral part of Carter-Wallace, Inc. overall operations. These combined unaudited statements have been prepared from the historical accounting records of the Company which have been stated on a going-concern basis and do not necessarily reflect liquidity values.

         The accompanying unaudited combined statements of revenues and expenses are not necessarily indicative of the costs and expenses that would have been incurred had the component been operated as a stand-alone entity.

         Certain indirect operating expenses for selling and general and administrative costs of the Consumer Business were allocated to the Carter-Wallace, Inc. Consumer Business - Excluding Antiperspirant/Deodorant Products in the United States and Canada and Pet Products based on a percentage of net sales. Such allocated selling and other general and administrative costs for the three month periods ended June 30, 2001 and 2000 included in the accompanying combined statements amounted to approximately $5,200,000 and $5,000,000 respectively. Corporate income and expenses of the Company included in this component of the Consumer Business include those items specifically identifiable to this component and allocation, primarily based on usage estimates, of certain other corporate expenses, including accounting, human resources, and corporate systems. Corporate expenses allocated to this component of the Consumer Business are costs which benefit and are required for its operations. Certain general corporate expenses of the Company have not been allocated to this component of the Consumer Business because they did not provide a direct or material benefit to this business. In addition, if the Consumer Business had not been a part of the Company during the periods presented, such corporate expenses would not have significantly changed as a result of not having to operate this business. In the opinion of management, these methods of allocating these

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                   (Unaudited)

costs are reasonable; however, such costs do not necessarily equal the costs that this component of the Consumer Business would have incurred on a stand-alone basis. Therefore, the financial information included herein may not necessarily reflect assets and liabilities, revenues and expenses, and cash flows of this component of the Consumer Business on a stand-alone basis in the future.

         Certain expenses, such as postretirement benefit costs which are included in the combined statements of revenues and expenses for this component of the Consumer Business, relate to assets and/or liabilities which have not been included in the accompanying unaudited combined statements of net assets to be sold of this component of the Consumer Business. Such assets and/or liabilities will be retained by Carter-Wallace, Inc. in accordance with the terms of the definitive sales agreements. In accordance with such agreements, Armkel will assume the liability for 60% of the retiree medical obligations incurred with respect to any specified consumer business employee who terminates employment between May 7, 2001 through September 28, 2001. These obligations were not significant.

         This component of the Consumer Business includes only the cash of the foreign subsidiaries, except for Canada where the amount of cash is limited to U.S. $1,000,000.

         The accompanying statements as of June 30, 2001 and for the three months ended June 30, 2001 and 2000 are unaudited. The results of the interim periods are not necessarily indicative of results expected for a full year's operations. In the opinion of management, all adjustments necessary for a fair statement of results of these interim periods have been reflected in these financial statements and are of a normal recurring nature. These statements should be read in conjunction with the audited statements and notes thereto included on pages F-3 through F-26 of this prospectus.

(2)      NEW ACCOUNTING PRONOUNCEMENTS

Accounting for Certain Sales Incentives

         Emerging Issues Task Force Issue No. 00-14, "Accounting for Certain Sales Incentives" ("ETIF Issues No. 00-14"), outlines required accounting treatment for certain sales incentives, including manufacturer's coupons. ETIF Issues No. 00-14 requires companies to record coupon expense as a reduction of sales, rather than marketing expense. The Consumer Business currently records coupon expense as a component of marketing expense.

         The Consumer Business is required to implement ETIF Issues No. 00-14 for the quarter beginning January 1, 2002. It will require the Consumer Business to report coupon expense as a reduction of net sales. Coupon expense in this component of the Consumer Business approximates $3,000,000 per year based on historical amounts, spread relatively evenly throughout the year.

Vendor Income Statement Characterization of Consideration from a Vendor to a Retailer

         ETIF Issues No. 00-25, "Vendor Income Statement Characterization of Consideration from a Vendor to a Retailer" (ETIF Issues No. 00-25"), outlines required accounting treatment of certain sales incentives, including slotting or placement fees, cooperative advertising arrangements, buydowns, and other allowances. The Consumer Business currently records such costs as marketing expenses. ETIF Issues No. 00-25 will require the Consumer Business to report the paid consideration expense as a reduction of sales, rather than marketing expense. The Consumer Business is required to implement ETIF Issues No. 00-25 for the quarter beginning January 1, 2002. The Consumer Business has not yet determined the effect of implementing the guidelines of ETIF Issues No. 00-25, but, in any case, implementation will not have an effect on net earnings.

Derivative Instruments and Hedging Activities

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                   (Unaudited)

         In June 1998, the Financial Accounting Standards ("FASB") issues Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that companies recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. In June 1999, the FASB issues SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." This statement deferred the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which made minor amendments to SFAS 133. The Company has adopted SFAS No. 133, as amended, effective April 1, 2001. The Company's derivatives are all qualified hedges. The derivatives are comprised of interest rate swaps and foreign exchange forward contracts. The valuation of these derivatives at June 30, 2001 resulted in a net asset of approximately $150,000. The adoption of this accounting requirement did not have a material effect on the Company's combined statements.

Business Combinations, Goodwill and Other Intangible Assets

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." This Statement addresses the financial accounting and reporting for business combinations and supercedes Accounting Principles Bulletin ("APB") No. 16 "Business Combinations," and SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and establishes criteria to separately recognize intangible assets apart from goodwill. In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supercedes APB No. 17, "Intangible Assets." This Statement requires, among other things, that goodwill and intangible assets that have indefinite useful lives should not be amortized, but rather should be tested at least annually for impairment, using the guidance for measuring impairment set forth in the Statement. The acquisition of this component of the Consumer Business will be accounted for as a purchase under SFAS No. 141 and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142. At June 30, 2001, unamortized goodwill in the accompanying statements amounted to approximately $51,500,000 and amortization expense related to this goodwill for the year ended March 31, 2001 amounted to approximately $2,800,000.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                   (Unaudited)


(3)      LITIGATION

         The Consumer Business is engaged in litigation with Tambrands Inc. in the Supreme Court of the State and County of New York, arising out of a patent infringement and misappropriation suit previously filed against both companies in the United States District Court, Southern District of New York, by New Horizons Diagnostics Corporation ("NHDC"), et al. The NHDC suit, which was settled and discontinued in July 1996, asserted claims with respect to certain "gold sol" technology (used in First Response and Answer home pregnancy and ovulation predictor test kits) that the Consumer Business had acquired from Tambrands pursuant to a written purchase agreement in March 1990. The Consumer Business paid an immaterial amount toward that settlement. In the pending Supreme Court action, Tambrands seeks reimbursement from the Consumer Business of an unspecified portion of the amount paid by Tambrands in settlement of the NHDC suit, and for defense costs. Cross-motions for summary judgment have been filed. The Consumer Business believes it has good defenses, under the terms of the purchase agreement, to Tambrands' claim.

         The Consumer Business is subject to other legal actions arising out of its operations. The Consumer Business believes, based on the opinion of counsel, that it has good defenses to such actions and should prevail.

(4)      EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL
         ARRANGEMENTS

         The Company has entered into agreements with four executives of the Consumer Business as well as seven foreign subsidiary general managers, whose services are being made available to the Consumer Business. These obligations were assumed by Armkel as part of the acquisition of the Consumer Business. These agreements provide for payments equal to salary and bonus multiples, and in the case of the four executives, certain pension enhancements upon termination as specified in the agreements after a change in control of the Company.

         The payments required by these agreements, based on a termination under the agreements of all of the executives, is approximately $15,000,000. No accrual of such amount is reflected in the accompanying unaudited statements.

         The transactions disclosed in note 1 relating to the sale of the Consumer Business and the Company met the definition of a change in control as defined in the various agreements.

                              CARTER-WALLACE, INC.
                              CONSUMER BUSINESS --
                  EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                  (Unaudited)

(5)      FOREIGN OPERATIONS

         Net current assets and net sales of this component of the Consumer Business foreign subsidiaries and branches operating outside of the United States and the Consumer Business' equity in net assets and revenues in excess of expenses of such operations of this component were:

                                            AS OF AND FOR THE
                                           THREE MONTHS ENDED
                                                JUNE 30,
                                     --------------------------------
                                         2000             2001
                                     ------------       -------------
Net current assets                   $ 58,091,000        $ 55,612,000
Equity in net assets                  112,377,000         112,957,000
Net Sales                              60,560,000          63,969,000
Revenue in excess of expenses           4,173,000           4,456,000

         The adjustment from foreign currency translation is included as a reduction of the net assets to be sold. The cumulative balances are included as a component of stockholders' equity of Carter-Wallace, Inc. The adjustment is comprised of the following:

Opening balance            $39,481,000
Current year change          2,325,000
                           -----------
Ending balance             $41,806,000

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                   (Unaudited)

(6)      SUPPLEMENTAL FINANCIAL INFORMATION OF DOMESTIC AND INTERNATIONAL
         OPERATIONS

         Supplemental information for combined condensed revenues in excess of expenses, net assets to be sold, and cash flows data as of June 30, 2001 and for the three months ended June 30, 2001 and 2000 is summarized as follows (in thousands):

                                                                      THREE MONTHS ENDED JUNE 30, 2001
                                                                      --------------------------------
                                                                                                  TOTAL
                                                                    DOMESTIC    INTERNATIONAL    COMBINED
                                                                    --------    -------------    --------

Net sales                                                           $64,671        $60,560       $125,231
Cost of goods sold                                                   19,212         25,527         44,739
                                                                    -------        -------        -------

         Gross profit                                                45,459         35,033         80,492
                                                                    -------        -------        -------

Operating Expenses                                                   19,944         28,237         48,181
                                                                    -------        -------        -------

         Revenues in excess of expenses before provision for
                  taxes on income                                    25,515          6,796         32,311
Provision for taxes on income                                        10,916          2,623         13,539
                                                                    -------        -------        -------

         Revenues in excess of expenses                             $14,599        $ 4,173        $18,722
                                                                    =======        =======        =======


                                                                       THREE MONTHS ENDED JUNE 30, 2000
                                                                       --------------------------------
                                                                                                     TOTAL
                                                                   DOMESTIC     INTERNATIONAL      COMBINED
                                                                   --------     -------------      --------

Net sales                                                           $59,307        $63,969        $123,276
Cost of goods sold                                                   17,877         27,323          45,200
                                                                    -------        -------        --------

         Gross profit                                                41,430         36,646          78,076
                                                                    -------        -------        --------

Operating Expenses                                                   19,951         29,388          49,339
                                                                    -------        -------        --------

         Revenues in excess of expenses before provision for
                  taxes on income                                    21,479          7,258          28,737
Provision for taxes on income                                         8,551          2,802          11,353
                                                                    -------        -------        --------

         Revenues in excess of expenses                             $12,928        $ 4,456        $ 17,384
                                                                    =======        =======        ========

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                   (Unaudited)

                                                                                   AS OF JUNE 30, 2001
                                                                                   -------------------
                                                                                                          TOTAL
                                                                         DOMESTIC     INTERNATIONAL      COMBINED
                                                                         --------     -------------      --------

Cash and cash equivalents                                                $     --       $   7,155       $   7,155
Accounts receivable - trade, less allowance                                32,943          72,832         105,775
Other receivables                                                             565           2,734           3,299
Inventories                                                                22,576          33,913          56,489
Deferred taxes                                                              6,281              --           6,281
Prepaid expenses and other current assets                                   1,967           6,178           8,145
                                                                         --------        --------        --------
         Total current assets                                              64,332         122,812         187,144

Property, plant and equipment, net                                         90,852          20,921         111,773
Intangible assets:
         Excess of purchase price of businesses acquired over the
                  net assets at date of acquisition, less
                  amortization                                             18,095          33,412          51,507
         Patents, trademarks, contracts, and formulae, less
                  amortization                                              5,690          19,453          25,143
                                                                         --------        --------        --------

         Total intangible assets                                           23,785          52,865          76,650
Other assets                                                                   --           3,800           3,800
                                                                         --------        --------        --------

         Total assets                                                    $178,969        $200,398        $379,367
                                                                         ========        ========        ========

Accounts payable                                                         $  3,199        $ 37,095        $ 40,294
Accrued expenses                                                           12,950          16,569          29,519
Notes payable                                                                  --           7,031           7,031
Taxes on income                                                                --           4,026           4,026
                                                                         --------        --------        --------
         Total current liabilities                                         16,149          64,721          80,870

Long-term liabilities                                                       5,141          23,300          28,441
                                                                         --------        --------        --------

         Total liabilities                                                 21,290          88,021         109,311
Net assets to be sold                                                     157,679         112,377         270,056
                                                                         --------        --------        --------

         Total liabilities and net assets to be sold                     $178,969        $200,398        $379,367
                                                                         ========        ========        ========

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                   (Unaudited)

                                                                                       AS OF MARCH 31, 2001
                                                                                       --------------------
                                                                                                             TOTAL
                                                                               DOMESTIC    INTERNATIONAL    COMBINED
                                                                               --------    -------------    --------

         Cash and cash equivalents                                             $     99     $ 12,737       $ 12,836
         Accounts receivable - trade, less allowance                             20,462       64,344         84,806
         Other receivables                                                          487        3,396          3,883
         Inventories                                                             25,521       34,968         60,489
         Deferred taxes                                                           6,281        -              6,281
         Prepaid expenses and other current assets                                2,109        3,922          6,031
                                                                               --------     --------       --------
                  Total current assets                                           54,959      119,367        174,326

         Property, plant and equipment, net                                      91,785       21,139        112,924
         Intangible assets:
                  Excess of purchase price of businesses acquired over the
                           net assets at date of acquisition, less
                           amortization                                          28,662       25,107         53,769
                  Patents, trademarks, contracts, and formulae, less
                           amortization                                           8,921       17,639         26,560
                                                                               --------     --------       --------
                  Total intangible assets                                        37,583       42,746         80,329
         Other assets                                                               -          3,624          3,624
                                                                               --------     --------       --------
                  Total assets                                                 $184,327     $186,676       $371,203
                                                                               ========     ========       ========

         Accounts payable                                                      $  5,600     $ 35,580       $ 41,180
         Accrued expenses                                                        16,299       16,578         32,877
         Notes payable                                                            -            6,358          6,358
         Taxes on income                                                          -            4,621          4,621
                                                                               --------     --------       --------
                  Total current liabilities                                      21,899       63,137         85,036

         Long-term liabilities                                                    5,104       25,301         30,405
                                                                               --------     --------       --------
                  Total liabilities                                              27,003       88,438        115,441
         Net assets to be sold                                                  157,324       98,438        255,762
                                                                               --------     --------       --------
                  Total liabilities and net assets to be sold                  $184,327     $186,876       $371,203
                                                                               ========     ========       ========

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                   EXCLUDING ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                   (Unaudited)

                                                               THREE MONTHS ENDED JUNE 30, 2001
                                                               --------------------------------
                                                                                            TOTAL
                                                           DOMESTIC    INTERNATIONAL      COMBINED
                                                           --------    -------------      --------

Net cash provided by (used in) operating activities      $   1,143        $ (3,673)        $(2,530)
Net cash provided by (used in) investing activities         (1,569)           (809)         (2,378)
Net cash provided by (used in) financing activities            327            (723)           (396)
Effect of exchange rate changes on cash                         --            (377)           (377)
Cash at beginning of period                                     99          12,737           12,836
                                                          ---------        --------         -------

Cash at end of period                                    $      --        $  7,155         $ 7,155
                                                         =========        ========         =======


                                                              THREE MONTHS ENDED JUNE 30, 2000
                                                              --------------------------------
                                                                                            TOTAL
                                                           DOMESTIC    INTERNATIONAL       COMBINED
                                                           --------    -------------       --------

Net cash provided by (used in) operating activities        $   504         $ 3,293         $ 3,797
Net cash provided by (used in) investing activities         (1,441)         (1,791)         (3,232)
Net cash provided by (used in) financing activities            937          (2,959)         (2,022)
Effect of exchange rate changes on cash                         --            (318)           (318)
Cash at beginning of period                                     --           8,026           8,026
                                                             ------          ------          ------

Cash at end of period                                      $    --         $ 6,251         $ 6,251
                                                            ======          ======          ======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Carter-Wallace, Inc.:

We have audited the accompanying combined statements of net assets to be sold of Carter-Wallace, Inc. Consumer Business - Antiperspirant/Deodorant Products in the United States and Canada and Pet Products as of March 31, 2001 and 2000, and the related combined statements of revenues and expenses, changes in net assets and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2001. These combined statements are the responsibility of the Consumer Business management. Our responsibility is to express an opinion on these combined statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in and to the extent of note 1, the accompanying combined statements were prepared to present the net assets to be sold of Carter-Wallace, Inc. Consumer Business - Antiperspirant/Deodorant Products in the United States and Canada and Pet Products as of March 31, 2001 and 2000, and the related combined statements of revenues and expenses, changes in net assets and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2001, pursuant to the Asset Purchase Agreement between Carter-Wallace, Inc. and Armkel, LLC and the Product Line Purchase Agreement between Armkel, LLC and Church & Dwight Co.

In our opinion, the accompanying combined statements referred to above present fairly, in all material respects, the net assets to be sold of Carter-Wallace, Inc. Consumer Business - Antiperspirant/Deodorant Products in the United States and Canada and Pet Products as of March 31, 2001 and 2000, and its revenues and expenses, and its cash flows for each of the years in the three-year period ended March 31, 2001, pursuant to the Asset Purchase Agreement between Carter-Wallace, Inc. and Armkel, LLC and the Product Line Purchase Agreement between Armkel, LLC and Church & Dwight Co., referred to in note 1, in conformity with accounting principles generally accepted in the United States of America.
                                    KPMG LLP


June 27, 2001

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                  Combined Statements of Net Assets To Be Sold

                                 (in thousands)



                                                                             MARCH 31,         MARCH 31,
                               ASSETS                                           2001              2000
                                                                              -------           -------
Current assets:
    Accounts receivable - trade, less allowances of $2,818
       and $2,524 at March 31, 2001 and 2000, respectively                    $12,805            10,978
    Other receivables                                                             298               396
    Inventories:
       Finished goods                                                          14,421            15,613
       Work in process                                                          1,162             1,107
       Raw materials and supplies                                               6,701             7,682
                                                                              -------           -------
                                                                               22,284            24,402

    Deferred taxes                                                              1,025             1,140
    Prepaid expenses and other current assets                                   1,441             1,125
                                                                              -------           -------

                     Total current assets                                      37,853            38,041
                                                                              -------           -------

Property, plant, and equipment, at cost:
    Land                                                                          445               445
    Buildings and improvements                                                  3,080             3,080
    Machinery, equipment, and fixtures                                         36,579            36,012
    Leasehold improvements                                                         28                28
                                                                              -------           -------
                                                                               40,132            39,565

    Accumulated depreciation and amortization                                  29,262            27,042
                                                                              -------           -------

                                                                               10,870            12,523
                                                                              -------           -------

Intangible assets:
    Excess of purchase price of businesses acquired over
       the net assets at date of acquisition, less amortization                 1,926             1,965
    Patents, trademarks, contracts, and formulae, less amortization             4,141             4,551
                                                                              -------           -------

                                                                                6,067             6,516
                                                                              -------           -------

                     Total assets                                             $54,790            57,080
                                                                              =======           =======




                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                  Combined Statements of Net Assets To Be Sold

                                 (in thousands)



                                                                             MARCH 31,         MARCH 31,
               LIABILITIES AND NET ASSETS TO BE SOLD                            2001              2000
                                                                              -------           -------
Current liabilities:
    Accounts payable                                                         $ 3,747             5,210
    Accrued expenses                                                           9,588             7,753
                                                                             -------           -------

                     Total current liabilities                                13,335            12,963
                                                                             -------           -------

Long-term liabilities:
    Deferred tax liability                                                       931             1,030
                                                                             -------           -------

                     Total long-term liabilities                                 931             1,030
                                                                             -------           -------

                     Total liabilities                                        14,266            13,993

Net assets to be sold                                                         40,524            43,087
                                                                             -------           -------

                     Total liabilities and net assets to be sold             $54,790            57,080
                                                                             =======           =======


See accompanying notes to combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                  Combined Statements of Revenues and Expenses

                                 (in thousands)



                                                               YEAR ENDED           YEAR ENDED          YEAR ENDED
                                                               MARCH 31,            MARCH 31,           MARCH 31,
                                                                  2001                 2000                1999
                                                               ---------            ---------           ---------
Net sales                                                      $ 123,127              126,873             125,416

Cost of goods sold                                                64,062               64,227              65,242
                                                               ---------            ---------           ---------

             Gross profit                                         59,065               62,646              60,174
                                                               ---------            ---------           ---------

Operating expenses:
    Advertising and promotion                                     25,093               25,857              25,492
    Marketing and other selling                                   10,342               11,036              11,873
    Distribution expense                                          12,221               12,238              12,033
    Research and development                                       3,540                2,961               2,639
    General and administrative                                     7,327                7,721               7,962
    Other expense, net                                             1,015                  230                 146
                                                               ---------            ---------           ---------

                                                                  59,538               60,043              60,145
                                                               ---------            ---------           ---------

             (Expenses in excess of revenues)
                revenues in excess of expenses
                before (benefit) provision for taxes
                on income                                           (473)               2,603                  29

(Benefit) provision for taxes on income                             (103)               1,081                  36
                                                               ---------            ---------           ---------

             (Expenses in excess of revenues)
                revenues in excess of expenses                 $    (370)               1,522                  (7)
                                                               =========            =========           =========


See accompanying notes to combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                        Combined Statements of Changes in
                      Net Assets and Comprehensive Earnings

                                 (in thousands)



                                                           YEAR ENDED          YEAR ENDED          YEAR ENDED
                                                           MARCH 31,           MARCH 31,           MARCH 31,
                                                              2001                2000                1999
                                                           --------            --------            --------
Amount at beginning of year                                $ 43,087              44,232              50,438

(Expenses in excess of revenues)
    revenues in excess of expenses                             (370)              1,522                  (7)
Foreign currency translation adjustments                        (50)                 95                 118
                                                           --------            --------            --------

Comprehensive (loss) earnings                                  (420)              1,617                 111

Cash and other transfers to Carter-Wallace, Inc.             (2,143)             (2,762)             (6,317)
                                                           --------            --------            --------

Amount at end of year                                      $ 40,524              43,087              44,232
                                                           ========            ========            ========


See accompanying notes to combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                        Combined Statements of Cash Flows

                                 (in thousands)



                                                                            MARCH 31,          MARCH 31,          MARCH 31,
                                                                               2001               2000               1999
                                                                             -------            -------            -------
Cash flows from operating activities:
    (Expenses in excess of revenues)                                         $  (370)             1,522                 (7)
       revenues in excess of expenses
    Adjustments to reconcile (expenses in excess of
       revenues) revenues in excess of
       expenses to cash flows from operations:
          Depreciation and amortization                                        5,147              5,717              5,777
          Amortization of excess of purchase price of
            businesses acquired over the net assets at date
            of acquisition, patents, trademarks, contracts,
            and formulae                                                         578                724                643
          Other changes in assets and liabilities:
            (Increase) decrease in accounts receivable and
               other receivables                                              (1,768)             1,764              4,137
            Decrease (increase) in inventories                                 2,055             (2,644)              (779)
            Increase in prepaid expenses                                        (316)                (7)              (277)
            Increase (decrease) in accounts payable
               and accrued expenses                                              426               (597)               932
            Decrease (increase) in deferred taxes                                 16                (77)               (41)
                                                                             -------            -------            -------

                       Cash flows provided by operating activities             5,768              6,402             10,385
                                                                             -------            -------            -------

Cash flows used in investing activities:
    Additions to property, plant, and equipment -
       net of acquisitions                                                      (408)              (785)              (960)
    Proceeds from sale of property, plant, and equipment                           3                 17                 --
                                                                             -------            -------            -------

                       Cash flows used in investing activities                  (405)              (768)              (960)
                                                                             -------            -------            -------

Cash flows used in financing activities:
    Cash transferred to Carter-Wallace, Inc.                                  (5,363)            (5,634)            (9,425)
                                                                             -------            -------            -------

                       Cash flows used in financing activities                (5,363)            (5,634)            (9,425)
                                                                             -------            -------            -------


                       Increase in cash and
                          cash equivalents                                   $    --                 --                 --
                                                                             =======            =======            =======


See accompanying notes to combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



(1)    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

       On May 7, 2001, Carter-Wallace, Inc. (the "Company") entered into definitive agreements for the sale of the Company in a two-step transaction. In accordance with an Asset Purchase Agreement, the Company will first sell the net assets and business of the Company's Consumer Business, as defined in the Asset Purchase Agreement, to Armkel, LLC ("Armkel") for $739 million, less certain debt outstanding. Armkel is jointly owned by two private investment funds formed by Kelso & Company L.P. and by Church & Dwight Co. Such funds will be paid directly to the Company. Pursuant to an Agreement and Plan of Merger, immediately following the sale of the Consumer Business, the buying group will offer to purchase the Company's outstanding common stock and Class B common stock for $20.30 per share subject to certain closing adjustments. CPI Development Corporation, a private holding company that controls approximately 83% of the voting power of the Company, has entered into an agreement to vote in favor of the merger, subject to certain limited exceptions. The aggregate consideration from both parts of the transaction is estimated to be $1.121 billion, less approximately $160 million of corporate taxes to be paid on the sale of the Consumer Business. Each agreement is conditioned on the other, so one will not be completed without the other.

       The asset sale and merger have been approved by the Board of Directors of each party to the agreement and is subject to certain conditions, including a financing condition for each buyer, various regulatory approvals, and the approval of the Company's stockholders.

       Under a separate Product Line Purchase Agreement effective May 7, 2001, as amended, Church & Dwight Co. will acquire the antiperspirant/deodorant product business in the United States and Canada and the pet products business from Armkel. Excluded from this transaction are the antiperspirant/deodorant product business in the United Kingdom and Australia.

       The accompanying combined statements pertain to the antiperspirant/deodorant products in the United States and Canada and the pet products of the Consumer Business of the Company and have been prepared pursuant to the Asset Purchase Agreement and the Product Line Purchase Agreement in accordance with accounting principles generally accepted in the United States of America. All significant intercompany transactions have been eliminated. This component of the Consumer Business has no separate legal status and operates as an integral part of the Company's Consumer Business, which operates as an integral part of the Company's overall operations. These combined statements have been prepared from the historical accounting records of the Company, which have been stated on a going-concern basis and do not necessarily reflect liquidity values.

       The accompanying combined statements of revenues and expenses are not necessarily indicative of the costs and expenses that would have been incurred had this component been operated as a stand-alone entity.



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



       Certain indirect operating expenses for selling and general and administrative costs of the Consumer Business were allocated to the Carter-Wallace, Inc. Consumer Business - Antiperspirant/Deodorant Products in the United States and Canada and Pet Products based on a percentage of net sales. Such allocated selling and other general and administrative costs for the years ended March 31, 2001, 2000, and 1999 included in the accompanying combined statements amounted to approximately $11,900,000, $13,000,000, and $13,600,000, respectively.
       Corporate income and expenses of the Company included in this component of the Consumer Business include those items specifically identifiable to this component and allocation, primarily based on usage estimates, of certain other corporate expenses, including accounting, human resources, and corporate systems. Corporate expenses allocated to this component of the Consumer Business are costs which benefit and are required for its operations. Certain general corporate expenses of the Company have not been allocated to this component of the Consumer Business because they did not provide a direct or material benefit to this business. In addition, if the Consumer Business had not been a part of the Company during the periods presented, such corporate expenses would not have significantly changed as a result of not having to operate this business. In the opinion of management, these methods of allocating these costs are reasonable; however, such costs do not necessarily equal the costs that this component of the Consumer Business would have incurred on a stand-alone basis. Therefore, the financial information included herein may not necessarily reflect the assets and liabilities, revenue and expenses, and cash flows of this component of the Consumer Business on a stand-alone basis in the future.

       Certain expenses, such as postretirement benefit costs which are included in the combined statements of revenues and expenses for this component of the Consumer Business, relate to assets and/or liabilities which have not been included in the combined statements of net assets to be sold of this component of the Consumer Business. Such assets and/or liabilities will be retained by either the Company or Armkel in accordance with the definitive sales agreement.


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    REVENUE RECOGNITION POLICY

              Revenue is recognized when products are shipped.

       (b)    USE OF ESTIMATES

              The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual amounts may differ.

       (c)    INVENTORIES

              Inventories are valued at the lower of cost or market on the first-in, first-out ("FIFO") method, except for certain domestic inventories, which are stated at cost on the last-in, first-out ("LIFO") method.



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



       (d)    PROPERTY, PLANT, AND EQUIPMENT

              Depreciation is provided over the estimated useful lives of the assets, principally using the straight-line method. Machinery, equipment, and fixtures are depreciated over a period ranging from 5 to 20 years. Buildings and improvements are depreciated over a period ranging from 20 to 40 years. Leasehold improvements are amortized on a straight-line basis over the life of the related asset or the life of the lease, whichever is shorter. Expenditures for renewal and betterments are capitalized. Upon sale or retirement of assets, the appropriate asset and related accumulated depreciation accounts are adjusted and the resultant gain or loss is reflected in earnings. Maintenance and repairs are charged to expense as incurred.

       (e)    INTANGIBLE ASSETS

              The excess of purchase price of businesses acquired over the net assets at date of acquisition is assessed to the product or group of products which constitute the business acquired and amortized over no longer than 40 years for amounts relating to acquisitions subsequent to October 31, 1970. The cost of patents, formulae, and contracts is amortized on a straight-line basis over their legal or contractual lives. The cost of trademarks is being amortized over no longer than 40 years for amounts relating to acquisitions subsequent to October 31, 1970. Amounts related to intangible assets acquired prior to October 31, 1970 are not material.

              The policy of the Consumer Business in assessing the recoverability of intangible assets is to compare the carrying value of the intangible asset with the undiscounted cash flow generated by products related to the intangible asset. In addition, the Consumer Business continually evaluates whether adverse developments indicate that an intangible asset may be impaired.

       (f)    INCOME TAXES

              The income and expenses for the antiperspirant/deodorant products in the United States and Canada and pet products of the Consumer Business are included in the tax returns of the Company. The provision for taxes on income is computed as if this component of the Consumer Business were filing income tax returns on a stand-alone basis.

       (g)    ADVERTISING AND MARKETING COSTS

              Advertising, promotion, and other marketing costs are charged to earnings in the period in which they are incurred.



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



       (h)    ACCRUED EXPENSES

              Accruals related to certain employee costs such as management bonuses and vacation pay are calculated based upon the proportioned number of employees designated as part of the antiperspirant/deodorant products in the United States and Canada and pet products component of the Consumer Business.

       (i)    FOREIGN CURRENCY TRANSLATION

              The assets and liabilities of foreign subsidiaries are translated at the year-end rate of exchange, and income statement items are translated at the average rates prevailing during the year. The effects of foreign exchange gains and losses arising from these translations of assets and liabilities are included as a component of comprehensive earnings.

       (j)    NEW ACCOUNTING PRONOUNCEMENTS

              Emerging Issues Task Force Issue No. 00-14, "Accounting for Certain Sales Incentives" ("EITF Issue No. 00-14"), outlines required accounting treatment for certain sales incentives, including manufacturer's coupons. EITF Issue No. 00-14 requires companies to record coupon expense as a reduction of sales, rather than marketing expense. The Consumer Business, including the antiperspirant/deodorant products in the United States and Canada and pet products component, currently records coupon expense as a component of marketing expense.

              The Consumer Business is required to implement EITF Issue No. 00-14 for the quarter beginning January 1, 2002. EITF No. 0014 will require the Consumer Business to report coupon expense as a reduction of net sales. Coupon expense in this component of the Consumer Business approximates $3,000,000 per year based on historical amounts, spread relatively evenly throughout the year.

              Emerging Issues Task Force Issue No. 00-25, "Vendor Income Statement Characterization of Consideration from a Vendor to a Retailer" ("EITF Issue No. 00-25"), outlines required accounting treatment of certain sales incentives, including slotting or placement fees, cooperative advertising arrangements, buydowns, and other allowances. The Consumer Business currently records such costs as marketing expenses. EITF Issue No. 00-25 will require the Consumer Business to report the paid consideration expense as a reduction of sales, rather than marketing expense. The Consumer Business is required to implement EITF Issue No. 00-25 for the quarter beginning January 1, 2002. The Consumer Business has not yet determined the effect of implementing the guidelines of EITF Issue No. 00-25, but, in any case, implementation will not have an effect on net earnings.



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



              In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement requires that companies recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." This Statement deferred the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which made minor amendments to SFAS No. 133. The Consumer Business will adopt SFAS No. 133, as amended, effective April 1, 2001. The adoption of this accounting requirement is not expected to have a material effect on the accompanying combined statements.


(3)    PROPERTY, PLANT, AND EQUIPMENT

       Property, plant, and equipment includes the pet products manufacturing facility in Winsted, Connecticut and machinery, equipment, and other fixed assets related to the manufacturing of antiperspirants/deodorants and pet products at Cranbury, New Jersey and antiperspirants/deodorants in Canada. Specifically excluded from the Consumer Business property, plant, and equipment and the accompanying combined statements is certain vacant land adjacent to the Consumer Business facility in Cranbury, New Jersey which will be retained by the Company.


(4)    INVENTORIES

       Inventories computed on the LIFO method comprised 49% and 42% of inventories included in current assets at March 31, 2001 and 2000, respectively. If these inventories had been valued on the FIFO inventory method (which approximates current or replacement costs), total inventories would have been approximately $6,600,000 and $6,800,000 higher than reported at March 31, 2001 and 2000, respectively.



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



(5)    TAXES ON INCOME

       The provision (benefit) for taxes on income was as follows:

                                                                YEAR ENDED MARCH 31
                                             ---------------------------------------------------------
                                                 2001                   2000                   1999
                                             -----------            -----------            -----------
                Current:
                    Domestic                 $   401,000                995,000               (111,000)
                    Foreign                     (211,000)               230,000                 63,000
                                             -----------            -----------            -----------

                                                 190,000              1,225,000                (48,000)
                                             -----------            -----------            -----------

                Deferred:
                    Domestic                    (293,000)              (144,000)                84,000
                    Foreign                           --                     --                     --
                                             -----------            -----------            -----------

                                                (293,000)              (144,000)                84,000
                                             -----------            -----------            -----------

                             Total           $  (103,000)             1,081,000                 36,000
                                             ===========            ===========            ===========

       Deferred income taxes are provided for temporary differences between the financial statement and tax bases of the assets and liabilities of this component of the Consumer Business. The temporary differences gave rise to the following deferred tax assets and liabilities at March 31:

                                                                          2001                   2000
                                                                      -----------            -----------
                Accrued liabilities                                   $    67,000                 87,000
                Asset valuation accounts                                  796,000                745,000
                All other                                                 501,000                518,000
                                                                      -----------            -----------

                             Total deferred tax assets                  1,364,000              1,350,000
                                                                      -----------            -----------

                Depreciation                                           (1,227,000)            (1,174,000)
                All other                                                 (43,000)               (66,000)
                                                                      -----------            -----------

                             Total deferred tax liabilities            (1,270,000)            (1,240,000)
                                                                      -----------            -----------

                             Net deferred tax assets                  $    94,000                110,000
                                                                      ===========            ===========



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



       Realization of the deferred tax assets of this component of the Consumer Business is dependent on generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized. However, the deferred tax assets could be reduced if estimates of future taxable income are lowered.

       Deferred taxes have not been provided on undistributed earnings of foreign subsidiaries. It has been management's practice and intent to reinvest such earnings in the operations of these subsidiaries.

       The effective tax rate of the provision for taxes on income as compared with the U.S. Federal statutory income tax rate was as follows:

                                                                             YEAR ENDED MARCH 31
                                           --------------------------------------------------------------------------------------
                                                     2001                            2000                          1999
                                           ------------------------        -----------------------       ------------------------
                                                              % TO                           % TO                           % TO
                                                             PRETAX                         PRETAX                         PRETAX
                                           TAX AMOUNT        INCOME        TAX AMOUNT       INCOME       TAX AMOUNT        INCOME
                                           ----------        ------        ----------       ------       ----------        ------
       Computed tax (benefit)
         expense                           $ (165,000)       (35.0)%       $  911,000        35.0%       $   10,000         35.0%
       Foreign income taxed at a
         different effective rate             (37,000)        (7.8)%           29,000         1.0%            3,000         10.3%
       State income taxes, net of
         Federal tax benefit                   73,000         15.4%           103,000         4.0%          (12,000)       (41.4)%
       Other                                   26,000          5.5%            38,000         1.5%           35,000        120.7%
                                           ----------        -----         ----------       -----        ----------        -----

             (Benefit) provision for
               taxes on income             $ (103,000)       (21.9)%       $1,081,000        41.5%       $   36,000        124.6%
                                           ==========        =====         ==========       =====        ==========        =====

       The results of this component of the Consumer Business are included in the income tax returns of Carter-Wallace, Inc. and subsidiaries. The provision for taxes on income is computed as if this component of the Consumer Business was filing income tax returns on a stand-alone basis.

       The U.S. Internal Revenue Service completed its examination of Carter-Wallace, Inc. and subsidiaries' tax returns through fiscal year 1995, resulting in no material impact on the Company or this component of the Consumer Business. The statute of limitations for the examination of the Carter-Wallace Inc. and subsidiaries' U.S. Federal income tax return has expired for fiscal years 1996 and 1997.


(6)    RETIREMENT PLANS AND OTHER POSTRETIREMENT BENEFITS

       Retirement plan obligations for the Retirement Plan for Bargaining Employees of Carter-Wallace, Inc. and certain obligations of foreign subsidiaries have been excluded from the accompanying combined statements, as these obligations will be assumed and retained by Armkel. Obligations for the Executive Pension Benefits Plan and the Employees Retirement Plan of Carter-Wallace, Inc. have also been excluded from the accompanying combined statements, as these are obligations of the Company.



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



       Pension expense for domestic salaried employees in this component has not been included in the accompanying combined statements because such expense was immaterial in each of the periods presented.

       Postretirement benefit obligations for domestic employees of this component of the Consumer Business have been excluded from the accompanying combined statements as these are obligations of the Company. However, expense related to postretirement benefits for domestic employees of this component is included in the accompanying combined statements of revenue and expenses. Expense related to the postretirement benefit obligations for domestic employees of this component amounted to $804,000, $757,000 and $379,000 for the fiscal years ended March 31, 2001, 2000 and 1999, respectively.

       Postretirement benefit obligations in Canada related to the Consumer Business - Antiperspirant/Deodorant Products in the United States and Canada and Pet Products have also been excluded from this component, as these obligations will be assumed and retained by Armkel.

       Expenses for the employee savings plan under which the Consumer Business matches the contributions of participating employees up to a designated level was approximately $250,000 in each of the years ended March 31, 2001, 2000, and 1999.


(7)    LONG-TERM INCENTIVE PLANS

       Obligations for deferred stock awards and stock option grants made under the 1996 Long-Term Incentive Plan for Corporate Officers of the Company have been excluded from the accompanying combined statements of net assets to be sold of this component of the Consumer Business, as these are obligations of the Company. As of March 31, 2001, the outstanding stock awards for the four Consumer Business executives totaled 105,000 shares and the outstanding stock options totaled 567,000. Outstanding awards of deferred stock become fully vested and outstanding options become immediately exercisable upon the occurrence of a change in control of the Company. Expense for stock award amortization has been allocated to this component of the Consumer Business and included in the accompanying combined statements of revenues and expenses. This stock award amortization expense amounted to $129,000, $222,000, and $134,000 for the fiscal years ended March 31, 2001, 2000, and 1999, respectively. The Consumer Business has chosen to continue to account for options granted under the plan using the intrinsic value method. Accordingly, no compensation expense has been recognized for these options. Had the fair value method of accounting, as defined in SFAS No. 123, "Accounting for Stock-Based Compensation," been applied to these stock options, pro forma revenue in excess of expenses for this component of the Consumer Business would not have been materially different from the actual amounts.



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



(8)    RENTAL EXPENSE AND LEASE COMMITMENTS

       Rental expense for operating leases with a term greater than one year for 2001, 2000, and 1999 was as follows (amounts in thousands):

                                                                                     EQUIPMENT AND
                             RENTAL EXPENSE                     REAL PROPERTY            OTHER
                             --------------                     -------------        -------------
                             March 31, 2001                     $         199             76
                             March 31, 2000                               184             74
                             March 31, 1999                               158             74

       Minimum rental commitments under noncancelable leases in effect at March 31, 2001 were $84,000 for 2002 with nothing thereafter.


(9)    SUPPLEMENTAL FINANCIAL INFORMATION

       The following is presented in support of the statements of net assets to be sold:

                                                                 MARCH 31
                                                          ---------------------
                                                           2001           2000
                                                          ------         ------
                                                          (Amounts in thousands)
             Accrued expenses:
                Salaries and wages                        $3,554          2,912
                Advertising and promotion                  4,157          3,935
                Other                                      1,877            906
                                                          ------         ------

                                                          $9,588          7,753
                                                          ======         ======



                                                                     (Continued)

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS -
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             March 31, 2001 and 2000



(10)   FOREIGN OPERATIONS

       Net current assets and net sales of the antiperspirant/deodorant products in the United States and Canada and pet products component of the Consumer Business related to Canadian operations and the equity in net assets and revenues in excess of expenses of such operations were:

                                                                     MARCH 31
                                                ------------------------------------------------
                                                    2001               2000              1999
                                                -----------          ---------         ---------
       Net current assets                       $   557,000          2,414,000         1,857,000
       Equity in net assets                         577,000          2,428,000         1,880,000
       Net sales                                  3,917,000          5,154,000         5,644,000
       (Expenses in excess of revenues)
           revenues in excess of expenses          (284,000)           368,000            94,000

       The adjustment from foreign currency translation is included as a reduction of the net assets to be sold of the antiperspirant/deodorant products in the United States and Canada and pet products component of the Consumer Business. The cumulative balances are included as a component of stockholders' equity of the Company. The adjustments are comprised of the following:

                                                               MARCH 31
                                                      -------------------------
                                                        2001             2000
                                                      --------         --------
                Opening balance                       $127,000          222,000
                Current year change                     50,000          (95,000)
                                                      --------         --------

                Ending balance                        $177,000          127,000
                                                      ========         ========

                              CARTER-WALLACE, INC.

                              CONSUMER BUSINESS --
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                  COMBINED STATEMENTS OF NET ASSETS TO BE SOLD



                                                                           JUNE 30,     MARCH 31,
                                      ASSETS                                2001          2001
                                                                          --------     ---------
                                                                         (UNAUDITED)
                                                                                (IN THOUSANDS)
CURRENT ASSETS:
    Accounts receivable - trade, less allowances of $2,747
       and $2,818                                                          $14,425        12,805
    Other receivables                                                          256           298
    Inventories:
       Finished goods                                                       14,506        14,421
       Work in process                                                       1,124         1,162
       Raw materials and supplies                                            7,590         6,701
                                                                           -------        ------
                                                                            23,220        22,284

    Deferred taxes                                                           1,025         1,025
    Prepaid expenses and other current assets                                1,479         1,441
                                                                           -------        ------

                     Total current assets                                   40,405        37,853
                                                                           -------        ------

PROPERTY, PLANT, AND EQUIPMENT, AT COST:

    Land                                                                       445           445
    Buildings and improvements                                               3,080         3,080
    Machinery, equipment, and fixtures                                      37,421        36,579
    Leasehold improvements                                                      28            28
                                                                           -------        ------
                                                                            40,974        40,132

    Accumulated depreciation and amortization                               30,420        29,262
                                                                           -------        ------

                                                                            10,554        10,870
                                                                           -------        ------

INTANGIBLE ASSETS:

    Excess of purchase price of businesses acquired over
       the net assets at date of acquisition, less amortization              1,916         1,926
    Patents, trademarks, contracts, and formulae, less amortization          4,039         4,141
                                                                           -------        ------

                                                                             5,955         6,067
                                                                           -------        ------

                     Total assets                                          $56,914        54,790
                                                                           =======        ======

                                                                     (Continued)

                              CARTER-WALLACE, INC.
                              CONSUMER BUSINESS --
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                 THE UNITED STATES AND CANADA AND PET PRODUCTS

                  COMBINED STATEMENTS OF NET ASSETS TO BE SOLD

                                                                        JUNE 30,      MARCH 31,
                    LIABILITIES AND NET ASSETS TO BE SOLD                 2001         2000
                                                                       ----------    --------
                                                                       (unaudited)
                                                                           (IN THOUSANDS)
CURRENT LIABILITIES:
    Accounts payable                                                    $ 2,673         3,747
    Accrued expenses                                                      6,363         9,588
                                                                        -------        ------

                     Total current liabilities                            9,036        13,335
                                                                        -------        ------

LONG-TERM LIABILITIES:

    Deferred tax liability                                                  931           931
                                                                        -------        ------

                     Total long-term liabilities                            931           931
                                                                        -------        ------

                     Total liabilities                                    9,967        14,266

NET ASSETS TO BE SOLD                                                    46,947        40,524
                                                                        -------        ------

                     Total liabilities and net assets to be sold        $56,914        54,790
                                                                        =======        ======


           See accompanying notes to unaudited combined statements.

                              CARTER-WALLACE, INC.

                              CONSUMER BUSINESS --
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                  THE UNITED STATES AND CANADA AND PET PRODUCTS

                  COMBINED STATEMENTS OF REVENUES AND EXPENSES

                                   (UNAUDITED)

                                                   THREE MONTHS     THREE MONTHS
                                                       ENDED          ENDED
                                                      JUNE 30,       JUNE 30,
                                                       2001           2000
                                                  ------------     ------------
                                                          (IN THOUSANDS)

Net sales                                             $32,695        34,410

Cost of goods sold                                     16,579        18,952
                                                      -------        ------

             Gross profit                              16,116        15,458
                                                      -------        ------

Operating expenses:
    Advertising and promotion                           4,735         5,504
    Marketing and other selling                         2,633         2,654
    Distribution expense                                3,165         3,086
    Research and development                              714           624
    General and administrative                          2,275         2,120
    Other expense, net                                     49            58
                                                      -------        ------

                                                       13,571        14,046
                                                      -------        ------

                Revenues in excess of expenses
                before provision for taxes
                on income                               2,545         1,412

Provision for taxes on income                             994           469
                                                      -------        ------

                Revenues in excess of expenses        $ 1,551           943
                                                      =======        ======


             See accompanying notes to unaudited combined statements.

                              CARTER-WALLACE, INC.

                              CONSUMER BUSINESS --
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                 THE UNITED STATES AND CANADA AND PET PRODUCTS

                       COMBINED STATEMENTS OF CHANGES IN
                     NET ASSETS AND COMPREHENSIVE EARNINGS

                                  (UNAUDITED)

                                                       THREE MONTHS      THREE MONTHS
                                                          ENDED             ENDED
                                                         JUNE 30,          JUNE 30,
                                                          2001              2000
                                                       ------------      ------------
                                                              (IN THOUSANDS)

Amount at beginning of period                             $40,524         43,087

Revenues in excess of expenses                              1,551            943
Foreign currency translation adjustments                       42            (39)
                                                          -------         ------

Comprehensive earnings                                      1,593            904

Cash and other transfers from Carter-Wallace, Inc.          4,830          2,743
                                                          -------         ------

Amount at end of period                                   $46,947         46,734
                                                          =======         ======


            See accompanying notes to unaudited combined statements.

                              CARTER-WALLACE, INC.
                              CONSUMER BUSINESS --
                      ANTIPERSPIRANT/DEODORANT PRODUCTS IN
                 THE UNITED STATES AND CANADA AND PET PRODUCTS

                        COMBINED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                    THREE MONTHS     THREE MONTHS
                                                                        ENDED           ENDED
                                                                       JUNE 30,       JUNE 30,
                                                                        2001           2000
                                                                    ------------     ------------
                                                                            (in thousands)

Cash flows used in operating activities:

    Revenues in excess of expenses                                    $ 1,551            943
    Adjustments to reconcile revenues in excess of
       expenses to cash flows from operations:
          Depreciation and amortization                                 1,174          1,273
          Amortization of excess of purchase price of
            businesses acquired over the net assets at date
            of acquisition, patents, trademarks, contracts,
            and formulae                                                  132            141
          Other changes in assets and liabilities:
            Increase in assets and liabilities
               other receivables                                       (1,555)        (2,926)
            (Increase) decrease in inventories                           (903)         1,083
            Increase in prepaid expenses                                  (38)          (118)
               Decrease in accounts payable
                  and accrued expenses                                 (4,314)        (2,369)
                                                                      -------         ------

                       Cash flows used in operating activities         (3,953)        (1,973)
                                                                      -------         ------

Cash flows used in investing activities:

    Additions to property, plant, and equipment                            (2)           (81)
                                                                      -------         ------

                       Cash flows used in investing activities             (2)           (81)
                                                                      -------         ------

Cash flows used in financing activities:

    Cash transferred from Carter-Wallace, Inc.                          3,955          2,054
                                                                      -------         ------

                       Cash flows used in financing activities          3,955          2,054
                                                                      -------         ------


                       Increase in cash and
                          cash equivalents                            $    --             --
                                                                      =======         ======


        See accompanying notes to unaudited combined statements.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                       ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements

                             June 30, 2001 and 2000
                                  (Unaudited)

(1)      Description of Business and Basis of Presentation

         On May 7, 2001, Carter-Wallace, Inc. (the "Company") entered into definitive agreements for the sale of the Company in a two-step transaction. In accordance with the Asset Purchase Agreement, the Company first sold the net assets and business of the Company's Consumer Business, as defined in the Asset Purchase Agreement, to Armkel, LLC ("Armkel") for $738.4 million, less certain debt outstanding. Armkel is jointly owned by two private investment funds formed by Kelso & Company L.P. and by Church & Dwight Co. Such funds were paid directly to the Company. Pursuant to the Agreement and Plan of Merger, immediately following the sale of the Consumer Business, a buying group purchased the Company's outstanding common stock and Class B common stock for $20.30 per share subject to certain closing adjustments. The aggregate consideration from both parts of the transaction was $1.121 billion, less approximately $160 million of corporate taxes paid on the sale of the Consumer Business.

         Under a separate Product Line Purchase Agreement effective May 7, 2001, as amended, Church & Dwight Co. acquired the antiperspirant/deodorant product business in the United States and Canada and the pet products business from Armkel. Excluded from this transaction are the antiperspirant/deodorant product business in the United Kingdom and Australia.

         The accompanying combined unaudited statements pertain to the antiperspirant/deodorant products in the United States and Canada and the pet products of the Consumer Business of the Company and have been prepared pursuant to the Asset Purchase Agreement and the Product Line Purchase Agreement in accordance with accounting principles generally accepted in the United States of America. All significant intercompany transactions have been eliminated. This component of the Consumer Business has no separate legal status and operates as an integral part of the Company's Consumer Business, which operates as an integral part of the Company's overall operations. These combined unaudited statements have been prepared from the historical accounting records of the Company, which have been stated on a going-concern basis and do not necessarily reflect liquidity values.

         The accompanying combined unaudited statements of revenues and expenses are not necessarily indicative of the costs and expenses that would have been incurred had this component been operated as a stand-alone entity.

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                       ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

         Certain indirect operating expenses for selling and general and administrative costs of the Consumer Business were allocated to the Carter-Wallace, Inc. Consumer Business - Antiperspirant/Deodorant Products in the United States and Canada and Pet Products based on a percentage of net sales. Such allocated selling and other general and administrative costs for the three month periods ended June 30, 2001 and 2000 included in the accompanying combined statements amounts to approximately $3,000,000 and $3,200,000 respectively. Corporate income and expenses of the Company included in this component of the Consumer Business include those items specifically identifiable to this component and allocation, primarily based on usage estimates, of certain other corporate expenses, including accounting, human resources, and corporate systems. Corporate expenses allocated to this component of the Consumer Business are costs which benefit and are required for its operations. Certain general corporate expenses of the Company have not been allocated to this component of the Consumer Business because they did not provide a direct or material benefit to this business. In addition, if the Consumer Business had not been a part of the Company during the periods presented, such corporate expenses would not have significantly changed as a result of not having to operate this business. In the opinion of management, these methods of allocating these costs are reasonable; however, such costs do not necessarily equal the costs that this component of the Consumer Business would have incurred on a stand-alone basis. Therefore, the financial information included herein may not necessarily reflect the assets and liabilities, revenue and expenses, and cash flows of this component of the Consumer Business on a stand-alone basis in the future.

         Certain expenses, such as postretirement benefit costs which are included in the combined statements of revenues and expenses for this component of the Consumer Business, relate to assets and/or liabilities which have not been included in the combined statements of net assets to be sold of this component of the Consumer Business. Such assets and/or liabilities will be retained by either the Company or Armkel in accordance with the definitive sales agreement.

         The accompanying statements as of June 30, 2001 and for the three months ended June 30, 2001 and 2000 are unaudited. The results of the interim periods are not necessarily indicative of results expected for a full year's operations. In the opinion of management, all adjustments necessary for a fair statement of results of these interim periods have been reflected in these financial statements and are of a normal recurring nature. These statements should be read in conjunction with the March 31, 2001 audited statements and notes.

(2)      New Accounting Pronouncements

         ACCOUNTING FOR CERTAIN SALES INCENTIVES
         ---------------------------------------

         Emerging Issues Task Force Issue No. 00-14, "Accounting for Certain Sales Incentives" ("EITF Issue No. 00-14"), outlines required accounting treatment for certain sales incentives, including manufacturer's coupons. EITF Issue No. 00-14 requires companies to record coupon expense as a reduction of sales, rather than marketing expense. The Consumer Business records coupon expense as a component of marketing expense.

         The Consumer Business is required to implement EITF Issue No. 00-14 for the quarter beginning January 1, 2002. It will require the Consumer Business to report coupon expense as a reduction of net sales. Coupon expense in this component of the Consumer Business approximates $3,000,000 per year based on historical amounts, spread relatively evenly throughout the year.

         VENDOR INCOME STATEMENT CHARACTERIZATION OF CONSIDERATION FROM A VENDOR
         -----------------------------------------------------------------------
         TO A RETAILER
         -------------

         Issue No. 00-25, "Vendor Income Statement Characterization of Consideration from a Vendor to a Retailer" ("EITF Issue No. 00-25"), outlines required accounting treatment of certain sales incentives,

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                       ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

         including slotting or placement fees, cooperative advertising arrangements, buydowns, and other allowances. The Consumer Business currently records such costs as marketing expenses. EITF Issue No. 00-25 will require the Consumer Business to report the paid consideration expense as a reduction of sales, rather than marketing expense. The Consumer Business is required to implement EITF Issue No. 00-25 for the quarter beginning January 1, 2002. The Consumer Business has not yet determined the effect of implementing the guidelines of EITF Issue No. 00-25, but, in any case, implementation will not have an effect on net earnings.

         DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
         ---------------------------------------------

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that companies recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". This statement deferred the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which made minor amendments to SFAS No. 133. The Company has adopted SFAS No. 133, as amended, effective April 1, 2001. The adoption of this accounting requirement did not have an effect on the Company's combined statements.

         BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS
         -----------------------------------------------------------

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations." This Statement addresses the financial accounting and reporting for business combinations and supersedes Accounting Principles Bulletin ("APB") No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and establishes criteria to separately recognize intangible assets apart from goodwill. In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assts and supersedes APB No. 17, "Intangible Assets." This Statement requires, amount other things, that goodwill and intangible assets that have indefinite useful lives should not be amortized, but rather should be tested at least annually for impairment, using the guidance for measuring impairment set forth in the Statement. The acquisition of this component of the Consumer Business will be accounted for as a purchase under SFAS No. 141 and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142. At June 30, 2001 unamortized goodwill in the accompanying statements amounted to approximately $1,916,000 and amortization expense related to this goodwill for the year ended March 31, 2001 amounted to approximately $40,000.

(3)      Foreign Operations

         Net current assets and net sales of this component of the Consumer Business related to Canadian Operations and the equity in net assets and revenues in excess of expenses of such operations of this component were:

                              CARTER-WALLACE, INC.

                               CONSUMER BUSINESS--
                       ANTIPERSPIRANT/DEODORANT PRODUCTS
                IN THE UNITED STATES AND CANADA AND PET PRODUCTS

                          Notes to Combined Statements
                             June 30, 2001 and 2000
                                  (Unaudited)


                                                                                           As of and
                                                                                  For the Three Months Ended
                                                                                           June 30,
                                                                               --------------------------------
                                                                                  2000                 2001
                                                                               -------------       ------------
         Net current assets.........................................           $1,882,000          $1,059,000
         Equity in net assets.......................................            1,896,000           1,079,000
         Net Sales..................................................            1,168,000           1,016,000
         Revenues in excess of expenses.............................             (180,000)            (61,000)

         The adjustment from foreign currency translation is included as a reduction of the net assets to be sold. The cumulative balances are included as a component of stockholders' equity of Carter-Wallace, Inc. The adjustment is comprised of the following:

                                                                                           June 30, 2001
                                                                                           -------------
         Opening balance ...........................................                         $177,000
         Current year change .......................................                          (42,000)
                                                                                             --------
         Ending balance ............................................                         $135,000
                                                                                             ========

(b)  Pro Forma financial information.


                              PRO FORMA STATEMENTS

         The following unaudited pro forma statements of consolidated operations for the year ended December 31, 2000 and the six months ended June 29, 2001 give effect to the acquisition of the antiperspirant and pet-care business of Carter Wallace and the 50% investment in the Armkel joint venture (Armkel) (collectively, the "Acquired Businesses") as if they had occurred on January 1, 2000. The unaudited pro forma statement of consolidated operations for the year ended December 31, 2000 includes adjustments to reflect the historical operating results of the Acquired Businesses for the twelve months ended March 31, 2001. The unaudited pro forma statements of consolidated operations for the year ended December 31, 2000 and the six months ended June 29, 2001 also give effect to the acquisition of U.S.A. Detergents, Inc. (USAD) as if it had occurred on January 1, 2000. The pro forma operating results for the year ended December 31, 2000 of Church & Dwight Co. (CHD), Inc. and USAD are derived from the Unaudited Pro Forma Combined Statements of Income included in the Form 8-K/A filed by CHD on August 3, 2001 in conjunction with the acquisition of USAD. The historical operating results of CHD included in the unaudited pro forma statement of consolidated operations for the six months ended June 29, 2001 include the operating results of USAD subsequent to the date of acquisition (May 25, 2001). The unaudited pro forma statement of consolidated operations for the six months ended June 29, 2001 includes adjustments to reflect the historical operating results of USAD for the period prior to the date of acquisition (May 25, 2001) and the historical operating results of the Acquired Businesses for the six months ended June 29, 2001. The historical operating results of the Acquired Businesses for the quarter ended March 31, 2001 were included in both the unaudited pro forma statements of consolidation operations for the year ended December 31, 2001 and June 29, 2001. Historical net sales and net income for the Acquired Businesses for this quarter were $28,737,000 and $3,417,000, respectively. The unaudited pro forma consolidated balance sheet as of June 30, 2001 gives effect to the acquisition of the Acquired Businesses as if it had occurred on June 30, 2001. The adjustments are described in the accompanying notes. The pro forma statements should not be considered indicative of actual results that would have been achieved had the acquisitions of USAD and the Acquired Businesses been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or any future period.

         The transaction described above will be accounted for using the purchase method of accounting. The total cost of the transactions will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the time the transactions are consummated. The excess of purchase cost over the historical basis of the net assets acquired has been allocated in the accompanying pro forma financial information based on preliminary appraisal estimates which are in process and certain assumptions that management believes are reasonable. The actual allocation is subject to the finalization of the appraisal and the determination of any working capital adjustments. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

         The unaudited pro forma consolidated financial statements and accompanying notes thereto should be read in conjunction with the CHD historical consolidated financial statements and notes thereto included in CHD's Annual Report on Form 10-K for the year ended December 31,

         2000 and CHD's Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2001 and June 29, 2001, CHD's Current Report on Form 8-K/A dated August 3, 2001 relating to the acquisition of USAD, USAD's historical financial statements as of December 31, 2000 and 1999 and for the three months ended March 31, 2001 and notes thereto, as well as Armkel's and the antiperspirant and pet-care businesses' historical financial statements as of and for the three years ended March 31, 2001 and as of and for the quarter ended June 30, 2001 and the notes thereto included herein.

                    Church & Dwight Co., Inc and Subsidiaries
            Unaudited Pro Forma Statement of Consolidated Operations
                      For the Year ended December 31, 2000
                  (Dollars in thousands, except per share data)

                                                                        HISTORICAL
                                                      PRO-FORMA          ACQUIRED           PRO FORMA          PRO FORMA
                                                       CHD/USAD         BUSINESSES         ADJUSTMENTS          RESULTS
                                                       --------         ----------         -----------          -------
Net sales                                            $1,044,729         $123,127          $     --            $1,167,856

Cost of sales                                           622,348           64,062               778(d)            687,188
                                                     ----------         --------          --------            ----------

Gross profit                                            422,381           59,065              (778)              480,668

Operating expenses

  Marketing and G&A                                     346,869           58,523                --               405,392
  Impairment and other items                             23,601               --                --                23,601
                                                     ----------         --------          --------            ----------
Income from operations                                   51,911              542              (778)               51,675

Equity income                                             3,011           24,963(g)         (6,565)(g)            21,409

Other income/(expense)                                  (12,428)          (1,015)          (13,152)(e)           (27,809)
                                                                                            (1,214)(f)
                                                     ----------         --------          --------            ----------
Income before minority interest and taxes                42,494           24,490           (21,709)               45,275

Minority interest                                           287               --                --                   287
                                                     ----------         --------          --------            ----------
Income before taxes                                      42,207           24,490           (21,709)               44,988

Taxes                                                    15,048             (103)           (8,032)(h)            16,149
                                                                                             9,236(i)
                                                     ----------         --------          --------            ----------
Net income                                           $   27,159         $ 24,593          $(22,913)           $   28,839
                                                     ==========         ========          ========            ==========

------------------------------------------------------------------------------------------------------------------------
Weighted average shares outstanding - Basic              38,321                                                   38,321
EPS - Basic                                          $     0.71                                               $     0.75
Weighted average shares outstanding - Diluted            39,933                                                   39,933
EPS - Diluted                                        $     0.68                                               $     0.72
------------------------------------------------------------------------------------------------------------------------


See notes to unaudited pro forma consolidated financial statements

                   Church & Dwight Co., Inc. and Subsidiaries
            Unaudited Pro Forma Statement of Consolidated Operations
                     For the Six Months ended June 29, 2001
                 (Dollars in thousands, except per share data)


                                                                                           HISTORICAL
                                         HISTORICAL                          PRO FORMA     ----------
                                 ------------------------       PRO FORMA     RESULTS       ACQUIRED      PRO FORMA     PRO FORMA
                                 CHD    (C)   5 MOS. USAD     ADJUSTMENTS    CHD/USAD      BUSINESSES    ADJUSTMENTS      RESULTS
                                 ---          -----------     -----------    --------      ----------    -----------      -------
Net sales                    $ 513,622        $ 113,542      $(94,103)(m)    $ 529,527       $ 61,432      $    --       $ 590,959
                                                               (3,534)(n)

Cost of sales                  322,525          101,860       (94,103)(m)      330,330         30,751          389(d)      361,470
                                                                   48 (l)
                             ---------        ---------      --------        ---------       --------      -------       ---------
Gross profit                   191,097           11,682        (3,582)         199,197         30,681  -      (389)        229,489

  Marketing & G&A              147,640           18,149         1,363(o)       167,152         29,796           --         196,948
  Impairment & other items          --               --                             --             --           --
                             ---------        ---------      --------        ---------       --------      -------       ---------
Income from operations          43,457           (6,467)       (4,945)          32,045            885  -      (389)         32,541

Equity income                    2,183               --            --            2,183         14,548 (g)      495(g)       17,226

Other income/(expense)          (2,342)             208          (129)(p)       (4,700)          (925)      (5,344)(e)     (11,600)
                                                               (2,437)(q)                                     (631)(f)
                             ---------        ---------      --------        ---------       --------      -------       ---------
Income before minority
 interest, taxes and
 extraordinary item             43,298           (6,259)       (7,511)          29,528         14,508       (5,869)         38,167
Minority interest                3,754               --        (3,534)(n)          220             --           --             220
                             ---------        ---------      --------        ---------       --------      -------       ---------
Income before taxes and
 extraordinary item             39,544           (6,259)       (3,977)          29,308         14,508       (5,869)         37,947
                                                                                                            (2,172)(h)      15,937
Taxes                           13,919              125        (1,472)(h)       12,572            154        5,383 (i)
                             ---------        ---------      --------        ---------       --------      -------       ---------

Income before extraordinary
 item                        $  25,625        $  (6,384)     $ (2,505)       $  16,736       $ 14,354 $-   $(9,080)      $  22,010
                             =========        =========      ========        =========       ========      =======       =========

----------------------------------------------------------------------------------------------------------------------------------
Weighted average shares
 outstanding - Basic            38,699                                          38,699                                      38,699
EPS - Basic                   $   0.66                                       $    0.43                                    $   0.57
Weighted average shares
 outstanding - Diluted          40,596                                          40,596                                      40,596
EPS - Diluted                 $   0.63                                       $    0.41                                    $   0.54
----------------------------------------------------------------------------------------------------------------------------------

See notes to unaudited pro forma consolidated financial statements

                    Church & Dwight Co., Inc and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                                  June 29, 2001
                             (Dollars in thousands)



                                                                          HISTORICAL
                                                                          ----------
                                                                              ANTIPERSPIRANTS      PRO-FORMA          PRO-FORMA
                                                                 CHD            /PET-CARE          ADJUSTMENTS         RESULTS
                                                                 ---            ---------          -----------         -------
ASSETS

CURRENT ASSETS
-Cash & Cash Equivalents                                        $  17,255       $      --         $  21,180(a)         $  38,435
-Short Term Investments                                               996              --                --                  996
-Accounts receivable, Less Allowance ($2,176)                      88,726          14,681                --              103,407
-Inventories                                                       66,841          23,220             9,257(b5)           99,318
-Deferred Income Taxes                                             11,475           1,025            (1,025)(b2)          11,475
-Prepaid Expenses                                                  10,594           1,479                --               12,073
-Notes Receivable                                                   8,088              --                --                8,088
                                                                ---------       ---------         ---------            ---------
TOTAL CURRENT ASSETS                                              203,975          40,405            29,412              273,792
                                                                ---------       ---------         ---------            ---------
Property, Plant & Equipment                                       217,146          10,554            11,673(b4)          239,373

Equity Investment in Affiliates                                    18,594              --           108,250(a)           126,844
Long-Term Supply Contracts                                          8,290              --                --                8,290
Goodwill and Other Intangibles                                    176,467           5,955            (5,955)(b2)         243,578
                                                                                                     52,200(b6)
                                                                                                     14,911(b)

Other Assets                                                       11,694              --             4,057(a)            19,577
                                                                                                      4,574 (b)
                                                                                                       (748)(k)
                                                                ---------       ---------         ---------            ---------
TOTAL ASSETS                                                    $ 636,166       $  56,914         $ 218,374            $ 911,454
                                                                =========       =========         =========            =========


LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES

-Short Term Borrowings                                          $ 145,025       $      --         $(143,000)(j)        $   2,025
-Accounts Payable and Accrued Expenses                            165,811           9,036                --              174,847
-Current Portion of Long Term Debt                                    685              --                --                  685
-Income Taxes Payable                                               4,298              --                --                4,298
                                                                ---------       ---------         ---------            ---------
TOTAL CURRENT LIABILITIES                                         315,819           9,036          (143,000)             181,855
                                                                ---------       ---------         ---------            ---------
Long Term Debt                                                      5,437              --           410,000(j)           415,437
Deferred Income Taxes                                              14,109             931              (931)(b2)          14,109
Deferred and Other Long Term Liabilities                           16,128              --                --               16,128
Nonpension Postretirement and Postemployment Benefits              15,800              --                --               15,800
Minority Interest                                                   3,116              --                --                3,116

Total stockholders equity                                         265,757          46,947           (46,947)(b1)         265,009
                                                                                                       (748)(k)
                                                                ---------       ---------         ---------            ---------
                                                                ---------       ---------         ---------            ---------
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                       $ 636,166       $  56,914         $ 218,374            $ 911,454
                                                                =========       =========         =========            =========


See notes to unaudited pro forma consolidated financial statements

     CHURCH & DWIGHT CO., INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) On September 28, 2001, Church & Dwight Co., Inc, ("CHD") made a $111,750,000 cash contribution necessary to complete the acquisition of a 50% equity interest in Armkel, LLC ("Armkel"). Armkel, an equally owned joint venture between CHD and affiliates of Kelso and Company, L.P., acquired on September 28, 2001 the consumer products business of Carter Wallace, Inc. Also on September 28, 2001, CHD acquired the antiperspirant and pet-care businesses of Carter-Wallace for $128,500,000.

         The following is a summary of the calculation of the net investment in Armkel as described above:

              Equity contribution                                 $111,750,000
              Direct acquisition costs                               4,057,000
                                                                  ------------
                                                                   115,807,000
              Less payment from Armkel                              (3,500,000)
              Deferred financing costs associated with
                 the investment in Armkel                           (4,057,000)
                                                                  ------------
              Net investment in Armkel                            $108,250,000
                                                                  ============

         The funds used for the acquisition of the equity interest in Armkel and the acquisition of the antiperspirant and pet-care businesses were comprised of borrowings under CHD's credit facility dated as of September 28, 2001.

         Sources and uses of funds for this transaction are as follows:

         Sources:
              Term loans                                     $410,000,000
              Payment from Armkel                               3,500,000
                                                             ------------
              Total                                          $413,500,000
                                                             ============
         Uses:
              Purchase price for acquisition                 $128,500,000
              Investment in Armkel                            111,750,000
              Retire existing CHD debt                        143,000,000
              Fees and expenses                                 9,070,000
              Increase in cash on hand                         21,180,000
                                                             ------------
                  Total                                      $413,500,000
                                                             ============

(b) For the purposes of these pro forma consolidated financial statements, CHD determined that the value of the total purchase consideration for the antiperspirant and pet-care businesses (including fees) was approximately $133,513,000.

         The following is a summary of the calculation of the purchase price, as described above, as well as the allocation of the purchase price to the fair value of the net assets acquired:

              Purchase of antiperspirant and pet-care businesses                $ 128,500,000
              Direct acquisition costs                                              5,013,000
                                                                                -------------
              Total Purchase Price                                                133,513,000
              Less fair value of net assets acquired                             (114,028,000)
              Deferred financing costs associated with
                the merger                                                         (4,574,000)
                                                                                -------------
              Excess purchase price over net assets
                acquired                                                        $  14,911,000
                                                                                =============

         The book value of the net assets acquired as of June 29, 2001 was $40,898,000. The fair value of the net assets are estimated to be $114,028,000. The following is a reconciliation between the two amounts:


              (b1) Book value of net assets                                     $ 46,947,000
              (b2) Less assets/liabilities not acquired (deferred taxes
                      and historical goodwill)                                    (6,049,000)
                                                                                ------------
              (b3) Book value of net assets acquired                              40,898,000
              (b4) Adjustment of property, plant and equipment to
                        fair value                                                11,673,000
              (b5) Adjustment of inventory to fair value                           9,257,000
              (b6) Adjustment of brand names and other identifiable
                       to fair value                                              52,200,000
                                                                                ------------
                                                                                $114,028,000
                                                                                ============

         As the merger closed subsequent to July 1, 2001, it will be accounted for as a purchase under the newly issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142, "Goodwill and Other Intangible Assets." The purchase price allocation and the lives assigned to the assets are preliminary and have been made solely for the purpose of developing the CHD Pro Forma Financial Statements. After the closing of the transaction, CHD will complete its evaluation of the fair value and the lives of the assets acquired. Accordingly, the allocation of the purchase price and the lives of the assets acquired, and resulting amortization expense which are based on preliminary estimates, may differ from the final purchase price allocation and the final lives assigned to the assets. Any change in fair values or lives assigned to amortizable or depreciable assets would impact the results of future operations.

         Other intangible assets consist primarily of brand names. Management has determined that the brand names have indefinite lives and therefore will not be amortized.

(c) The historical results of CHD for the six months ended June 29, 2001 include the results of USAD subsequent to the acquisition date (May 25, 2001).

(d) To record depreciation expense of property, plant and equipment due to fair value adjustment

         Depreciation period - 15 years              $ 11,673,000
         Annual depreciation                         $(778,000)
         6 months depreciation                       $(389,000)

(e)      To record additional interest expense as a result of the transaction.


                                                                   Year ended
                                                               December 31, 2000
                                                               -----------------
         Term A interest                                         $  7,500,000
         Term B interest                                           18,525,000
         Eliminate historical interest expense
            on debt retired                                       (12,873,000)
                                                                 ------------
                                                                 $ 13,152,000
                                                                 ============

                                                                 6 months ended
                                                                  June 29, 2001
                                                                  -------------
         Term A interest                                          $ 2,898,000
         Term B interest                                            7,321,000
         Eliminate historical interest expense
            on debt retired                                        (4,875,000)
                                                                  -----------
                                                                  $ 5,344,000
                                                                  ===========

         Term loan A has a principal amount of $125,000,000 and is payable quarterly in varying amounts beginning September 30, 2002 through September 30, 2006. Term loan B has a principal amount of $285,000,000 and is payable quarterly in varying amounts beginning September 30, 2002 through September 30, 2007. These loans bear interest, which is payable monthly, as described below.

         For the year ended December 31, 2000, interest is calculated at an assumed rate of 6.0% (London Interbank Offered Rate ("LIBOR") of 4.0% + 2.0%) for the term loan A facility and 6.5% (LIBOR +2.5%) for the term loan B facility. The effect of a 1/8% increase or decrease in interest rates would increase or decrease total pro forma interest expense by approximately $512,000 for the year ended December 31, 2000.

         For the six months ended June 29, 2001 interest is calculated at an assumed rate of 4.6375% (LIBOR of 2.6375% + 2.0%) for the term loan A facility and 5.1375% (LIBOR + 2.5%) for the term loan B facility. The effect of a 1/8% increase or decrease in interest rates would increase or decrease total pro forma interest expense by approximately $257,000 for the six months ended June 29, 2001.

(f)      To record amortization of deferred financing fees.


                                                                   Year ended
                                                               December 31, 2000
                                                               -----------------
         Amortization of deferred financing fees
           on Term Loans A and B                                  $1,526,000
         Eliminate historical amortization of
           deferred financing fees                                  (312,000)
                                                                  ----------
                                                                  $1,214,000
                                                                  ==========


                                                                 6 months ended
                                                                  June 29, 2001
                                                                  -------------
         Amortization of deferred financing fees

           on Term Loans A and B                                  $ 763,000
         Eliminate historical amortization of
           deferred financing fees                                 (132,000)
                                                                  ---------
                                                                  $ 631,000
                                                                  =========

(g)      To record equity income from Armkel joint venture.

                                                                    Year ended              CHD
                                                                  March 31, 2001         50% interest
                                                                  --------------         ------------
         Armkel historical revenues in excess of expenses         $ 49,926,000           $24,963,000
         Pro forma adjustments:
            Adjustment of depreciation and amortization
               due to fair value adjustment                         (3,379,000)
            Adjustment to interest expense                         (39,045,000)
            Adjustment to provision for income taxes                29,294,000
                                                                  ------------           -----------
               Total pro forma adjustments                         (13,130,000)           (6,565,000)
                                                                  ------------           -----------
         Armkel pro forma results                                 $ 36,796,000           $18,398,000
                                                                  ============           ===========


                                                                 6 months ended              CHD
                                                                  June 29, 2001         50% interest
                                                                  -------------         ------------
         Armkel historical revenues in excess of expenses         $ 29,096,000           $14,548,000
         Pro forma adjustments:
            Adjustment of depreciation and amortization
               due to fair value adjustment                         (1,476,000)
            Adjustment to interest expense                         (18,586,000)
            Adjustment to provision for income taxes                21,051,000
                                                                  ------------           -----------
               Total pro forma adjustments                             989,000               495,000
                                                                  ------------           -----------
         Armkel pro forma results                                 $ 30,085,000           $15,043,000
                                                                  ============           ===========


(h)      To record tax impact of pro forma adjustments at 37%.

(i) To reflect tax provision relating to historical partnership income of Armkel. As the partnership is not a tax paying entity, taxes were not reflected in the historical financial statements.

(j)      To reflect incremental borrowing.

         Borrowings                                               $ 410,000,000
         Retirement of existing debt                               (143,000,000)
         Investment in Armkel (see note (a))                       (111,750,000)
         Acquisition of antiperspirant and pet care
            businesses (see note (b))                              (128,500,000)
         Fees relating to transaction (see notes (a) and (b))        (9,070,000)
                                                                  -------------
         Excess cash from borrowings                              $  17,680,000
                                                                  =============


(k) To write-off deferred financing fees of debt retired based on unamortized balance at June 30, 2001. Such amount will be recorded as a loss on extinguishment of debt in the historical financial statements of CHD; however, such loss has not been reflected in the accompanying pro forma statements of operations because it is not recurring and will not have a continuing impact on operations.

ADJUSTMENTS RELATED TO ACQUISITION OF USAD

The following adjustments relate to the acquisition of USAD and are derived from the Form 8K/A filed by CHD on August 3, 2001.

    (l) To record additional 5 months depreciation expense due to fair value adjustment of assets acquired from USAD.

    (m) To eliminate intercompany sales.

    (n) To eliminate USAD portion of Armus joint venture profit.

    (o) To record excess purchase price amortization.

         Excess purchase price                                  $98,116,000
         Amortization period - 30 years
         Additional 5 months amortization                       $ 1,363,000

    (p) Amortization of deferred financing costs relating to financing of USAD acquisition.

         Deferred financing fees                                 $935,000
         Amortization period - 3 years
         Additional 5 months amortization                        $129,000

    (q) To accrue additional interest expense associated with the acquisition for the period from January 1, 2001 through May 28, 2001.

         Average debt excl. mortgage
         $130,782,000 @ 6%     $                                   3,270,000
         Mortgage debt         $10,650,000 @ 10%                     444,000
         Eliminate USAD interest expense                          (1,277,000)
                                                                 -----------
                                                                 $ 2,437,000
                                                                 ===========


(c)  Exhibits:

     No change.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CHURCH & DWIGHT CO., INC.,
                                   --------------------------------------------
                                               a Delaware corporation

Date  November 9, 2001                   /s/ Zvi Eiref
    ---------------------          --------------------------------------------
                                         Zvi Eiref
                                         Vice President Finance and Chief
                                         Financial Officer




*Print name and title of the signing officer under this signature